UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Swift Energy Company
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2013

Dear Swift Energy Shareholder:

We cordially invite you to attend our 2013 annual meeting of shareholders on Tuesday, May 21, 2013.

A formal notice of the annual meeting and proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2012. The proxy statement describes the business we will conduct at the annual meeting and provides information about Swift Energy Company that you should consider when you vote your shares.

We bring to your attention the recent adoption of our new executive compensation program for 2013 by our Board of Directors and Compensation Committee. This action reflects the Board of Directors’ commitment to further align our executives’ interests with those of our long-term shareholders.

Whether or not you can attend the annual meeting of shareholders, it is important that you vote and submit your proxy. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help Swift Energy Company reduce the cost of postage and proxy tabulations. Regardless of your method of voting, we urge you to review the accompanying materials and vote as promptly as possible to ensure the presence of a quorum for the annual meeting.

On behalf of the Board of Directors, thank you for your cooperation, ongoing support and continued interest.

Sincerely,

Terry E. Swift
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 21, 2013

The annual meeting of shareholders of SWIFT ENERGY COMPANY (the “Company” or “Swift Energy”) will be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 21, 2013, at 3:00 p.m., Houston time, for the following purposes:

1.	To elect two Class II directors identified in this proxy statement to serve until the 2016 annual meeting of shareholders, or until their successors are duly qualified and elected;

2.	To approve the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “Amended 2005 Plan”), including (i) the increase in the number of shares of common stock that may be issued and (ii) changes to the performance measures under the Amended 2005 Plan as contemplated by Internal Revenue Code Section 162(m);

3.	To conduct a non-binding advisory vote to approve the compensation of Swift Energy’s named executive officers as presented in this proxy statement;

4.	To ratify the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2013; and

5.	To conduct such other business as may properly be presented at the annual meeting, or at any and all adjournments or postponements thereof.

A record of shareholders has been taken as of the close of business on March 25, 2013, and only shareholders of record on that date will be entitled to vote at the annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 10, 2013, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060. This list will also be available at the annual meeting.

By Order of the Board of Directors,

Christopher M. Abundis
Secretary

April 5, 2013

Your Vote Is Important!

Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.

Page
PROXY STATEMENT	1
Solicitation	1
Availability of Proxy Materials	1
Voting Information	1
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Class II Director Nominees	5
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS	7
Class I Directors	7
Class II Directors	7
Class III Directors	8
Affirmative Determinations Regarding Independent Directors and Financial Experts	8
Meetings of Independent Directors	9
Meetings and Committees of the Board	9
Board Leadership Structure; Role in Risk Oversight	10
Compensation of Directors	11
Nominations for Directors	12
Corporate Governance	14
Related-Party Transactions	14
Director Emeritus	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
Security Ownership of Certain Beneficial Owners	16
Security Ownership of Management	17
EXECUTIVE OFFICERS	18
PROPOSAL 2 — TO APPROVE THE SECOND AMENDED AND RESTATED 2005 SWIFT ENERGY COMPANY STOCK COMPENSATION PLAN, INCLUDING THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED AND THE MATERIAL PERFORMANCE MEASURES	19
Executive Summary	19
Summary of the Amended 2005 Plan	19
Federal Income Tax Considerations	25
Equity Compensation Plan Information	28
Board Recommendation	29
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis (“CD&A”)	30
Compensation Policies and Practices as They Relate to Risk Management	42
Compensation Committee Report	43
Summary Compensation Table	44
Grants of Plan-Based Awards	46
Outstanding Equity Awards at Fiscal Year-End	47
Option Exercises and Stock Vested	49
Potential Payments Upon Termination or Change in Control	49
Conditions and Covenants	52
PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	53
PROPOSAL 4 — RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS SWIFT ENERGY COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013	54
AUDIT COMMITTEE DISCLOSURE	55
Preapproval Policies and Procedures	55
Services Fees Paid to Independent Public Accounting Firm	55
Report of the Audit Committee	55

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SWIFT ENERGY COMPANY

16825 Northchase Drive, Suite 400

Houston, Texas 77060

(281) 874-2700

PROXY STATEMENT

for the

2013 ANNUAL MEETING OF SHAREHOLDERS

Solicitation

These proxy materials are being made available to Swift Energy Company’s (“Swift Energy” or the “Company”) shareholders beginning on or about April 8, 2013. The Board of Directors (the “Board”) of Swift Energy is soliciting your proxy to vote your shares of Swift Energy common stock at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 21, 2013, at 3:00 p.m., Houston time. The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented at the Annual Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.

Availability of Proxy Materials

We are using the e-proxy rules of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, we are making this proxy statement and related proxy materials available on the Internet pursuant to the SEC’s rules that allow companies to furnish proxy materials to shareholders through a “notice and access” model using the Internet. The “Notice and Access Rule” removes the requirement for public companies to automatically send shareholders a full hard-copy set of proxy materials and allows them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) and to provide online access to the documents. We have mailed a Notice on or about April 8, 2013, to all shareholders of record on March 25, 2013, who are the shareholders entitled to vote at the Annual Meeting.

Voting Information

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Who are the proxies appointed by the Board of Directors for the Annual Meeting?

The proxies for the Company appointed by the Board are the following representatives of Swift Energy:

Terry E. Swift	Chairman of the Board and Chief Executive Officer
Bruce H. Vincent	President and Director
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of Swift Energy common stock at the close of business on our record date of Monday, March 25, 2013.

How many shares of Swift Energy common stock are entitled to vote at the Annual Meeting?

As of March 25, 2013, there were 43,354,862 shares of Swift Energy common stock issued, outstanding and entitled to vote at the Annual Meeting. Each share of Swift Energy common stock is entitled to one vote on each matter presented.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.

Shareholder of Record — If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares in person at the Annual Meeting.

Beneficial Owner — If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

If I am a shareholder of record, how do I vote?

You may vote using any of the following methods:

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in either the Notice or proxy card.

By Telephone — You may vote by proxy by calling the number found on the proxy card.

By Mail — If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and returning it in the envelope provided.

In Person — If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot during the meeting.

If I am a beneficial owner, how do I vote?

You may vote using any of the following methods:

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Telephone — You may vote by proxy by calling the number found on either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Mail — If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form provided by your broker, trustee or other nominee and returning it in the envelope provided.

In Person — If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Can I receive more than one Notice?

Yes. If you received multiple Notices, you may hold your shares in different ways (e.g., joint tenancy, trusts or custodial accounts) or in multiple accounts. You should vote on each Notice card you receive.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all nominees for Class II directors identified in this proxy statement, with terms to expire at the 2016 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan, including the increase in the number of shares of common stock that may be issued and the material performance measures;
Proposal 3 —	FOR the approval of the compensation of Swift Energy’s named executive officers as presented in this proxy statement; and
Proposal 4 —	FOR the ratification of the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2013.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposals 2, 3, and 4 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.

How will my shares be voted if I do not specify how they should be voted?

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of all nominees for Class II directors identified in this proxy statement, with terms to expire at the 2016 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan, including the increase in the number of shares of common stock that may be issued and the material performance measures;
Proposal 3 —	FOR the approval of the compensation of Swift Energy’s named executive officers as presented in this proxy statement; and
Proposal 4 —	FOR the ratification of the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2013.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting and are counted for quorum purposes. For Proposal 1, the election of directors, votes withheld will have the same effect as not voting, and for other proposals, abstentions will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and also have the same effect as not voting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you submit a vote and wish to change it prior to the Annual Meeting, you may vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a new date, or by attending the Annual Meeting and voting by ballot at the Annual Meeting.

What vote is required to approve each proposal?

For Proposal 1, although our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the meeting, in December 2011 we adopted a majority voting policy for directors in uncontested elections which has applied since the Company’s 2012 annual meeting of shareholders.

The remaining proposals each require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, each proposal.

Who pays the cost of this proxy solicitation?

The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid by Swift Energy. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Swift Energy common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.

Is this proxy statement the only way the proxies are being solicited?

In addition to this solicitation by the Board, employees of Swift Energy may solicit proxies in person or by mail, delivery service, telephone or facsimile, without additional compensation. The Company has also retained Georgeson Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. The Company has agreed to pay this firm $10,500, plus reasonable out of pocket expenses, for standard proxy solicitation services.

PROPOSAL 1 — ELECTION OF DIRECTORS

Swift Energy has three classes of directors. Every year, each director of one class is elected to serve a three-year term or until his or her successor has been duly elected and qualified. Messrs. Greg Matiuk and Bruce H. Vincent, incumbent Class II directors, have been nominated by the Board to stand for re-election as Class II directors.

Although Swift Energy’s Bylaws provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present, in 2011 we amended our Principles for Corporate Governance to require that in an uncontested election all nominees of the Board standing for re-election shall tender an irrevocable resignation that will become effective upon both a director’s failure to receive a majority of the votes cast in such election and Board acceptance of such resignation. Upon the failure of a director to receive a majority of votes cast, the Corporate Governance Committee shall promptly consider, and make a recommendation to the Board regarding, whether to accept or reject the tendered resignation, or whether other action should be taken. The Board must act on the tendered resignation, and publicly disclose its decision and the rationale behind it, within 90 days from the date of the certification of the election results. This policy provides for independent directors to make determinations as to director resignation and sets out a range of remedies in the event of a majority withhold vote. Please refer to our Principles for Corporate Governance, which are available at www.swiftenergy.com, for a full description of this policy.

Current Composition of the Board
Class I Directors: (term to expire at 2015 annual meeting)	Clyde W. Smith, Jr. Terry E. Swift Charles J. Swindells
Class II Directors: (standing for reelection at this Annual Meeting for term to expire at 2016 annual meeting)	Greg Matiuk Bruce H. Vincent
Class III Directors: (term to expire at 2014 annual meeting)	Deanna L. Cannon Douglas J. Lanier

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director of Swift Energy, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Corporate Governance Committee and the Board in determining that the person should serve as a director for the Company.

Class II Director Nominees

Greg Matiuk, 67, has served as a director of Swift Energy since September 2003. After 36 years of service, Mr. Matiuk retired from ChevronTexaco Corporation in May 2003, having served as Executive Vice President, Administrative and Corporate Services since 2001. From 1998 until 2001, he was Vice President, Human Resources and Quality and, from 1996 to 1998, he served as Vice President of Strategic Planning and Quality. Mr. Matiuk began his career at Chevron Corporation in 1967 as a production and reservoir engineer. He holds the degrees of Bachelor of Science in Geological Engineering and Executive Master of Business Administration. Mr. Matiuk was inducted into the Academy of Geological Engineering and Sciences of Michigan Technological University in 2001 in recognition of his professional excellence and service. He was chosen as a Board member due to his more than four decades of experience in various facets of the energy industry.

Bruce H. Vincent, 65, was elected as a director of Swift Energy in May 2005. He was appointed President of the Company in November 2004. Mr. Vincent previously served as Secretary of the Company from February 2008 until August 2012 and from August 2000 until May 2005, as Executive Vice President — Corporate Development from August 2000 to November 2004, and as Senior Vice President — Funds Management from 1990 (when he joined the Company) to 2000. He is currently the Immediate Past Chairman of the Independent Petroleum Association of America. Mr. Vincent holds the degrees of Bachelor of Arts and Master of Business Administration and brings a wealth of business management and finance experience to the Board.

Subject to our majority voting policy for the election of directors, Swift Energy’s Bylaws provide that a plurality of the votes cast by holders of shares entitled to vote is necessary to elect each nominee. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR”

all director nominees identified in this proxy statement to serve as Class II directors.

The persons named as proxies in these proxy materials, unless authority is withheld by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class II directors. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, or the size of the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

Class I Directors

Clyde W. Smith, Jr., 64, has served as a director of Swift Energy since 1984. Since January 2002, Mr. Smith has served as President of Ascentron, Inc., an electronics manufacturing services company. From May 1998 until January 2002, Mr. Smith served as General Manager of D.W. Manufacturing, Inc., d/b/a Millennium Technology Services, an electronics manufacturer acquired by Ascentron, Inc. in January 2002. Mr. Smith is a Certified Public Accountant and holds the degree of Bachelor of Business Administration in Management. His qualifications to serve on the Board include his extensive business management experience and wealth of accounting knowledge.

Terry E. Swift, 57, has served as a director of Swift Energy since May 2000 and as Chairman of the Board since June 1, 2006. He has been Chief Executive Officer of the Company since May 2001 and was President of the Company from November 1997 to November 2004. He also served as Chief Operating Officer from 1991 to February 2000 and as Executive Vice President from 1991 to 1997. Mr. Swift served in other progressive positions of responsibility since joining the Company in 1981. He holds the degrees of Bachelor of Science in Chemical Engineering and Master of Business Administration. He is the son of the late A. Earl Swift, founder of Swift Energy, and the nephew of Virgil N. Swift, Director Emeritus. His qualifications to serve as a Board member include his 32 years of service with the Company, and his decades of technical oil and gas industry experience.

Charles J. Swindells, 70, has served as a director of Swift Energy since February 2006. Ambassador Swindells is currently a Senior Advisor to Bessemer Trust. Ambassador Swindells served as a Senior Advisor of Evercore Wealth Management, a unit of Evercore Partners, from June 2009 until December 31, 2010. He served as Vice Chairman, Western Region of U.S. Trust, Bank of America Private Wealth Management from 1993 until 2001, and again from 2005 until his retirement in January 2009, and he also is a director on the Board of The Greenbrier Companies, Inc., an international supplier of transportation equipment and services to the railroad industry. Ambassador Swindells served as United States Ambassador to New Zealand and Samoa from 2001 to 2005. Ambassador Swindells also served as Chairman of the Board of a non-profit board of trustees for Lewis & Clark College in Portland, Oregon, from 1998 until 2001. He holds the degree of Bachelor of Science in Political Science. Ambassador Swindells is qualified to serve on the Board as his several years of service as an ambassador of the United States, along with his business experience, have enabled him to bring to the Board a unique mix of political, legislative and international knowledge and experience.

Class II Directors

The biographies for the Class II director nominees are set forth above under “Proposal 1 — Election of Directors.”

Class III Directors

Deanna L. Cannon, 52, has served as a director of Swift Energy since May 2004 and as the Chair of the Audit Committee since May 2010. Ms. Cannon is President of Cannon & Company CPAs PLC, a privately held consulting firm. She served as a shareholder and director of Corporate Finance Associates of Northern Michigan, an investment banking firm, from February 2005 to June 2010. She served Miller Exploration Company as Chief Financial Officer and Secretary from November 2001 to December 2003, as Vice President — Finance and Secretary from June 1999 to November 2001 and as a director of one of its wholly owned subsidiaries from May 2001 to December 2003. Miller Exploration Company was a publicly held independent oil and gas exploration and production company that was acquired by Edge Petroleum Corporation in December 2003. Previously, Ms. Cannon was employed in public accounting for 16 years. Ms. Cannon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant. We believe Ms. Cannon’s qualifications to serve on the Board include her wealth of accounting and financial knowledge, as well as her public company and industry-specific experience.

Douglas J. Lanier, 63, has served as a director of Swift Energy since May 2005 and currently serves as Lead Director at each executive session of the independent directors. Mr. Lanier retired in 2004 as Vice President of ChevronTexaco Exploration & Production Company, Gulf of Mexico Business Unit. He began his career with Gulf Oil Company in 1972 and served in various positions until 1989, when Mr. Lanier was appointed Assistant General Manager — Production for Chevron USA Central Region in Houston. He served in subsequent appointments until he joined Chevron Petroleum Technology Company as President in 1997. In October 2000, he was appointed Vice President of the Gulf of Mexico Shelf Strategic Business Unit. Mr. Lanier holds the degree of Bachelor of Science in Petroleum Engineering and is a member of the Society of Petroleum Engineers. Mr. Lanier was inducted into the University of Tulsa College of Engineering Hall of Fame in 2003. We believe Mr. Lanier is qualified to serve on the Board as he is an industry veteran with decades of experience in the energy industry.

Affirmative Determinations Regarding Independent Directors and Financial Experts

The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): Deanna L. Cannon, Douglas J. Lanier, Greg Matiuk, Clyde W. Smith, Jr., and Charles J. Swindells. Five of seven directors will be independent after the 2013 Annual Meeting if the Class II nominees are reelected. These independent directors represent a majority of the Company’s Board of Directors. Messrs. T. Swift and Vincent are not independent directors because they also serve as officers of the Company.

The Board has also determined that each member of the Audit, Compensation and Corporate Governance Committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Deanna L. Cannon, Audit Committee Chair, and Clyde W. Smith, Jr., also a member of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and “audit committee financial expert” determinations.

Meetings of Independent Directors

At each executive session of the independent directors, the Lead Director presides. Mr. Lanier was elected as Lead Director by the independent directors in May 2010. For purposes of Rule 303A.03 of the NYSE Listed Company Manual, the term “independent directors” is equivalent to “non-management directors.”

Meetings and Committees of the Board

The Board has established the following standing committees: Audit, Compensation, Corporate Governance and Executive Committees. Descriptions of the membership and functions of these committees are set forth below. The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2012:

	Board of Directors	Audit	Compensation	Corporate Governance	Executive
Number of meetings held in 2012	5	5	5	4	2
Number of actions by consent in 2012	5	0	0	0	0

Terry E. Swift	C				C
Deanna L. Cannon	M	C		M
Douglas J. Lanier	M		M		M
Greg Matiuk	M		M	C	M
Clyde W. Smith, Jr.	M	M	C
Charles J. Swindells	M	M	M	M
Bruce H. Vincent	M				M

C	= Chair
M	= Member

During 2012, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he or she served.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) Swift Energy’s compliance with legal and regulatory requirements; (iii) the independent auditor’s selection, qualifications and independence; and (iv) the performance of Swift Energy’s internal audit function and independent auditor. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be “independent” under the rules promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, all as may be amended. In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Ms. Cannon and Mr. Smith qualify as audit committee financial experts and that each member of the Audit Committee is independent as defined in the NYSE Listed Company Manual and the rules of the SEC, and each meets the financial literacy and experience requirements established by the NYSE. A report of the Audit Committee appears later in this proxy statement. Ms. Cannon (Committee Chair) and Messrs. Smith and Swindells are members of the Audit Committee.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the

Company and its affiliates and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of Swift Energy, competitive practices, and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee also evaluates and approves any amendment, some which may require shareholder approval, to the Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under SEC rules and the NYSE’s listing standards. The Board has determined that all Compensation Committee members are independent as defined by the NYSE listing standards or rules of the SEC and NYSE. The report of the Compensation Committee is included below. Messrs. Smith (Committee Chair), Lanier, Matiuk and Swindells are members of the Compensation Committee.

Our Compensation Committee engaged Aon Hewitt in the fourth quarter of 2012 to serve as its independent compensation consultant. Aon Hewitt reported directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee of the Board consisted of Messrs. Smith, Lanier, Matiuk and Swindells, all of whom are independent directors. To the Company’s knowledge, there are no compensation committee interlocks involving members of the Compensation Committee or other directors of the Company.

Corporate Governance Committee

The Corporate Governance Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. This committee may consider nominees recommended by shareholders upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. The Corporate Governance Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to Swift Energy. The committee also assists management of the Company in identifying, screening and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. The Corporate Governance Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the rules of the SEC. Messrs. Matiuk (Committee Chair) and Swindells and Ms. Cannon are members of the Corporate Governance Committee and, as determined by the Board, all are independent as defined in the NYSE listing standards and rules of the SEC.

Executive Committee

The Executive Committee is authorized to act for the Board at times when it is not convenient for the full Board to act as an assembled board, except where full Board action is required by applicable law. Any action taken by the Executive Committee is required to be reported at the next full Board meeting. Messrs. T. Swift (Committee Chair), Matiuk, Lanier and Vincent are members of the Executive Committee.

Board Leadership Structure; Role in Risk Oversight

Under Swift Energy’s Bylaws, the Board of Directors may choose the same person to serve as the Chairman of the Board and the Company’s Chief Executive Officer. The Board believes that the Chief Executive Officer bears the primary responsibility for managing the day-to-day business of Swift Energy and is best informed about the Company’s overall strategic direction, which makes him the best person to lead the Company’s Board of Directors and ensure that key strategic business and governance issues are considered by the Board. Swift

Energy’s Board of Directors has appointed Mr. Terry E. Swift to serve in both of these positions. Mr. T. Swift has served as the Chief Executive Officer of Swift Energy since May 2001, as Chairman of the Board since June 1, 2006, and as a director of the Company since May 2000. The Board believes that having Mr. T. Swift fill both roles remains the best leadership structure for Swift Energy at this time. Following most meetings of the Board, the Lead Director presides over an executive session of the independent members of the Board.

The full Board is responsible for general oversight of enterprise risk concerns inherent in our business. At each Board meeting the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business. Members of our senior technical staff frequently make presentations to the Board about current and planned exploration and development activities that may subject us to operational and financial risks. In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting with our internal auditors and independent accountants at least annually. Through the Company’s independent Audit, Compensation, and Corporate Governance committees, Swift Energy has established processes for the effective oversight of critical issues, such as integrity of our financial statements, corporate governance, executive compensation, and selection of directors and director nominees.

Compensation of Directors

In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees. The Compensation Committee, in consultation with an independent compensation consultant, recommends annual retainer and meeting fees for non-employee directors and fees for service on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board of Directors for approval subject to shareholder approval, if required. Directors who are also employees of the Company receive no additional compensation for service as directors. The following table shows compensation for non-employee directors for 2012:

Annual Board Retainer	$47,500
Annual Meeting Fee Payment	$12,500	(1)
Annual Committee Retainer	$5,000	(2)
Committee Premiums:
Audit Committee Chair	$15,000	(3)
Compensation Committee Chair	$10,000	(4)
Corporate Governance Committee Chair	$8,000	(4)
Executive Committee Member	$8,000
Lead Director Premium	$8,000
Annual Restricted Stock Grant Value	$140,000	(5)

(1)	Annual meeting fee paid for a minimum of five meetings.
(2)	Annual fee for serving on one or more committees.
(3)	Annual fee for a minimum of four meetings.
(4)	Annual fee for a minimum of two meetings.
(5)	Number of restricted shares to be determined, based on the closing stock price on the day after the Annual Meeting. Restrictions on restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date and, subject to a one-year service restriction, restrictions on all shares lapse when a director ceases to be a member of the Board.

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the fiscal year ended December 31, 2012:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (f)	All Other Compen- sation ($)(2) (g)	Total ($) (h)
Deanna L. Cannon(3)	$82,318	$140,209	$—	$—	$—	$—	$222,527
Douglas J. Lanier(3)	$81,090	$140,209	$—	$—	$—	$—	$221,299
Greg Matiuk(3)	$81,000	$140,209	$—	$—	$—	$—	$221,209
Clyde W. Smith, Jr. (3)	$78,351	$140,209	$—	$—	$—	$—	$218,560
Charles J. Swindells(3)	$70,456	$140,209	$—	$—	$—	$—	$210,665

(1)	The amounts in columns (c) and (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 6 to Consolidated Financial Statements to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
(2)	No perquisites are included in this column as to any independent director, as in the aggregate perquisites for any director during 2012 did not exceed $10,000.
(3)	At December 31, 2012, the aggregate number of stock options and restricted stock awards held include:

Name	Stock Options	Restricted Stock Awards
Deanna L. Cannon	6,000	9,590
Douglas J. Lanier	—	9,590
Greg Matiuk	10,000	9,590
Clyde W. Smith, Jr.	5,000	9,590
Charles J. Swindells	—	9,590

Nominations for Directors

Identifying Candidates

The Corporate Governance Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. It is the committee’s policy to consider recommendations of potential candidates from current directors and shareholders. Shareholders’ nominations for directors must be made in writing and include the name, age, business and residence addresses of the recommended nominee, the class and number of shares, if any, of Swift Energy stock which are beneficially owned by the recommended nominee, and any other information required to be disclosed in the Company’s proxy statement by rules promulgated by the SEC. Additionally, the recommendation must include the name and address of the shareholder, the number of shares of the Company’s stock that the shareholder beneficially owns, and the period for which the shareholder has held such shares. Nominations must be addressed as follows and received no later than March 24, 2014, and no earlier than February 20, 2014, in order to be considered for the next annual election of directors:

Corporate Governance Committee Chair
Swift Energy Company
c/o Office of the Corporate Secretary
16825 Northchase Drive, Suite 400
Houston, Texas 77060

Qualifications

The Board codified standards for directors in the Board’s Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent and perspectives, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Principles for Corporate Governance also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. The Corporate Governance Committee has not established a specific minimum or maximum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

The Company’s Principles for Corporate Governance require that each director:

•	understand Swift Energy’s business and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;

•	review the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•

monitor and keep abreast of general economic, business and management news and trends, as well as developments in Swift Energy’s competitive environment and Swift Energy’s performance with respect to that environment;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;

•

be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and

•	be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.

We have not adopted a specific written policy with respect to diversity; however, the Corporate Governance Committee considers principles of diversity as a factor in evaluating nominees to recommend for service on our Board. As part of the Board’s succession planning and annual self-assessment process, the Board reviews the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short and longer term. The Board’s succession planning requires the Corporate Governance Committee and the Board to assess the skill areas currently represented on the Board and those skill areas represented by directors expected to retire or leave the Board in the near future against the target skill areas established annually by the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include matters such as experience in the Company’s industry, financial or technological expertise, experience in situations comparable to the Company’s, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment.

Nomination of Candidates

In determining whether to nominate a candidate, either from an internally generated or shareholder recommendation, the Corporate Governance Committee will consider the composition and capabilities of existing board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Corporate Governance Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

Corporate Governance

Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that requires officers, directors, employees and certain consultants of the Company to submit annual disclosure statements regarding their compliance with the Company’s Conflict of Interest Policy. A management representation letter is provided to the Corporate Governance Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Corporate Governance Committee then directs management on what additional action, if any, the committee determines is necessary to be undertaken with regard to any potential or actual conflict of interest or related-party transaction.

The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement, and each person is asked to reaffirm and re-acknowledge that they have reviewed and refreshed their knowledge of the provisions of the Code of Ethics and Business Conduct and will comply with such Code. They also reaffirm their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct. In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy. A copy of the Insider Trading Policy is also redistributed in connection with this requirement.

Each of the Audit, Compensation and Corporate Governance Committees has a charter. Each such charter is reviewed annually by the applicable committee, and all of the charters are reviewed by the Corporate Governance Committee. The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees, directors and consultants and are posted on the Company’s website at www.swiftenergy.com. The committee charters, Principles for Corporate Governance and Code of Ethics and Business Conduct are also available in print, without charge, to any shareholder who requests a copy. Requests should be directed to the Company’s Investor Relations Department at 16825 Northchase Drive, Suite 400, Houston, Texas 77060; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.

In addition, the Code of Ethics for Senior Financial Officers and Principal Executive Officer, as adopted by the Board, is posted on Swift Energy’s website, where the Company also intends to post any waivers from or amendments to this Code of Ethics.

Related-Party Transactions

We receive research, technical writing, publishing, and website-related services from Tec-Com Inc., a corporation located in Knoxville, Tennessee, which is controlled by Lorraine Abbott, the aunt of the Company’s Chairman of the Board and Chief Executive Officer. This relationship is presented to the Corporate Governance Committee each year in the annual disclosure statement process as described above in “Corporate Governance.” We paid approximately $0.6 million to Tec-Com for such services pursuant to the terms of the contract between the parties in 2012, 2011 and 2010. The contract was renewed July 1, 2010, on substantially the same terms as the previous contract and expires June 30, 2013. We believe that the terms of this contract are consistent with unrelated third-party arrangements for similar services.

The Company has not adopted a formal related-party transaction policy. As a matter of corporate governance policy and practice, all related-party transactions are presented and considered by the Corporate

Governance Committee of the Company’s Board of Directors. See discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and consultants.

Director Emeritus

Mr. Virgil Swift served as a director from 1981 until the 2005 annual meeting of shareholders, at which time he was given the honorary title of Director Emeritus. As this is an honorary distinction, no compensation is paid to Mr. V. Swift as Director Emeritus. The full Board concluded that the service of Mr. V. Swift, due to his extensive experience with Swift Energy and the oil and gas industry, was an invaluable asset to the Company, and thus a consulting agreement was entered into with him. As such, Mr. V. Swift regularly attends Board and committee meetings. Mr. V. Swift received compensation during 2012 pursuant to a consulting agreement which has been in effect since July 2000 and was renewed on similar terms effective July 1, 2006 and amended on February 25, 2009. In 2012, Mr. V. Swift was paid approximately $5,400 per month under the consulting agreement. Pursuant to such agreement and amendments, Mr. V. Swift provides advisory services to key employees, officers and directors, and as otherwise requested by the Chairman of the Board and Chief Executive Officer or by the President. The monthly payment will increase by four percent (4%) per year as a result of an annual inflation provision. The consulting agreement is terminable by either party without cause upon two weeks’ written notice. Upon a change of control during the term of the consulting agreement, all outstanding stock options held by Mr. V. Swift will become 100% vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding common stock as of March 1, 2013:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,549,548	(1)	8.2%

EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	3,080,617	(2)	7.1%

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	2,727,800	(3)	6.3%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,729,190	(4)	6.3%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,521,348	(5)	5.8%

(1)	Based on a Schedule 13G dated February 4, 2013, BlackRock, Inc. is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and holds sole voting and dispositive power as to all shares owned.
(2)	Based on a Schedule 13G dated February 12, 2013, EARNEST Partners, LLC is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 1,275,142 shares, shared voting power as to 419,231 shares and sole dispositive power as to all 3,080,617 shares.
(3)	Based on a Schedule 13G dated February 13, 2013, FMR LLC is parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and holds sole voting power as to 126,500 shares and sole dispositive power as to all 2,727,800 shares.
(4)	Based on a Schedule 13G dated February 14, 2013, T. Rowe Price Associates, Inc. is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and holds sole voting power as to 665,140 shares and sole dispositive power as to all 2,729,190 shares.
(5)	Based on a Schedule 13G dated February 7, 2013, The Vanguard Group, Inc. is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 66,684 shares, sole dispositive power as to 2,457,764 shares and shared dispositive power as to 63,584 shares.

Security Ownership of Management

The following table sets forth information concerning the shareholdings of the members of the Board, the Named Executive Officers as defined on page 26 of this proxy statement, and all executive officers and directors as a group, as of March 1, 2013:

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)(2) (# of shares)		Percent of Class
Terry E. Swift	Chairman of the Board and Chief Executive Officer	577,741		1.3%
Deanna L. Cannon	Director	23,700		(3)
Douglas J. Lanier	Director	29,590		(3)
Greg Matiuk	Director	32,590		(3)
Clyde W. Smith, Jr.	Director	42,911	(4)	(3)
Charles J. Swindells	Director	25,200		(3)
Bruce H. Vincent	Director and President	453,528		1.0%
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer	303,484		(3)
Robert J. Banks	Executive Vice President and Chief Operating Officer	172,535		(3)
Steven L. Tomberlin	Senior Vice President — Resource Development and Engineering	189,121		(3)
All executive officers and directors as a group (12 persons)		1,996,686		4.5%

(1)	Unless otherwise indicated below, the persons named have sole voting and investment power, or joint voting and investment power with their respective spouses, over the number of shares of the common stock of the Company shown as being beneficially owned by them, less the shares set forth in this footnote. The amounts include shares acquirable within 60 days of March 1, 2013, by vesting of restricted stock awards or exercise of options granted under the Company’s stock plans. No individual in the table was entitled to receive shares from restricted stock awards within 60 days of March 1, 2013, and the following were entitled to shares through the exercise of stock options during the same period: Mr. Swift — 274,759; Ms. Cannon — 6,000; Mr. Lanier — 0; Mr. Matiuk — 10,000; Mr. Smith — 5,000; Ambassador Swindells — 0; Mr. Heckaman — 151,085; Mr. Vincent — 241,874; Mr. Banks — 119,232; Mr. Tomberlin — 27,598; and all executive officers and directors as a group — 914,044.
(2)	None of the persons named have pledged as security any of the amounts reported in this table.
(3)	Less than one percent.
(4)	Mr. Smith disclaims beneficial ownership as to 1,000 shares held in a Roth IRA for the benefit of Mr. Smith’s son.

EXECUTIVE OFFICERS

The Board appoints the executive officers of the Company annually. Information regarding Terry E. Swift, Chief Executive Officer, and Bruce H. Vincent, President, is set forth previously in this proxy statement under “Continuing Members of the Board of Directors” and “Proposal 1 — Election of Directors,” respectively. Set forth below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

Robert J. Banks, 58, was appointed Executive Vice President and Chief Operating Officer in February 2008. From 2006 to 2008, he served as Vice President — International Operations and Strategic Ventures. Mr. Banks has also served as Vice President — International Operations of the Company’s subsidiary, Swift Energy International, since he joined the Company in 2004. Mr. Banks has 36 years of experience in both U.S. and international exploration and production activities. His responsibilities have included exploration, development, exploitation and acquisition projects. Prior to joining Swift Energy, Mr. Banks held executive-level positions at Vanco Energy Company, Mosbacher Energy Company, and Kuwait Foreign Petroleum Company, and senior-level positions at Santa Fe International Corporation. His direct project responsibilities have included exploration and production operations in 13 different countries in North America, Africa, Asia, Europe and the Pacific Rim. Mr. Banks holds the degree of Bachelor of Science.

Alton D. Heckaman, Jr., 56, was appointed Executive Vice President of Swift Energy in November 2004 and Chief Financial Officer in August 2000. He previously served as Senior Vice President — Finance from August 2000 until November 2004 and served in other progressive positions of responsibility since joining the Company in 1982. He is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

James P. Mitchell, 59, was appointed Senior Vice President — Commercial Transactions and Land in February 2003. He previously served as Vice President — Land and Property Transactions from December 2001 to February 2003 and Vice President — Land from 1996 to 2001. He served in other progressive positions of responsibility since joining the Company in 1987. Mr. Mitchell holds the degree of Bachelor of Arts in History and Business Law.

Steven L. Tomberlin, 55, was appointed Senior Vice President — Resource Development and Engineering in February 2012. Mr. Tomberlin previously served as Vice President — Resource Development and Engineering from December 2009 to February 2012, and as Director of Reservoir Management and Technology from 2008 (when he joined the Company) to 2009. Prior to joining the Company, Mr. Tomberlin held key positions with BP Production America as Director — Decommissioning from February 2008 to October 2008 and as Manager — Operations Technical Group from January 2005 to January 2008. He has over thirty years of experience in the oil and gas industry in the areas of exploration and development of properties in the Mid-Continent, Gulf Coast onshore and Gulf of Mexico areas. Mr. Tomberlin holds the degree of Bachelor of Science in Chemical Engineering.

Barry S. Turcotte, 42, was appointed Vice President and Controller in December 2009 and serves as the Company’s principal accounting officer under SEC guidelines. He previously served as Assistant Controller from April 2005 until December 2009 and served in other progressive positions of responsibility after joining the Company in 2001. He has over twenty years of experience in the accounting profession, both in public accounting firm practice and in the energy industry. Mr. Turcotte is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

PROPOSAL 2 — TO APPROVE THE SECOND AMENDED AND RESTATED

2005 SWIFT ENERGY COMPANY STOCK COMPENSATION PLAN,

INCLUDING THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK

THAT MAY BE ISSUED AND THE MATERIAL PERFORMANCE MEASURES

Executive Summary

During February 2013, subject to shareholder approval, the Board approved the Seconded Amended and Restated Swift Energy Company 2005 Stock Compensation Plan, which modifies and supersedes the First Amended and Restated Swift Energy Company 2005 Stock Compensation Plan, as amended (collectively referred to in Proposal 2 as “the Amended 2005 Plan”). The Board recommends that the Company’s shareholders approve the Amended 2005 Plan which (i) increases the number of shares of the Company’s common stock available for award by 2.1 million shares and (ii) changes the performance based measures in order to allow certain grants and awards made to the Company’s Named Executive Officers to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

The Amended 2005 Plan is designed to meet this objective by offering equity-based incentive awards and cash incentives to our employees, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. The Amended 2005 Plan is broad based and designed, as a general matter, to grant equity awards on an annual basis to a majority of the Company’s employees, although future grant awards and grant recipients have not been determined. Therefore, the number, amount and type of awards to be received by or allocated to eligible persons in the future under the Amended 2005 Plan cannot be determined at this time. As the administrator of the Amended 2005 Plan, we deem the following points relevant in considering this proposal:

•	80% of Swift Energy’s current employees have received awards from the Amended 2005 Plan;

•

The annual burn rate for fiscal year 2012 was 2.05% using the weighted average number of common shares outstanding of 42,840,000 million, and the average burn rate for the last three years was 1.89% using the weighted average shares outstanding for each of 2010, 2011, and 2012;

•

Using the fungible share ratio of the Amended 2005 Plan, whereby the pool of shares is reduced by one share for every stock option granted and reduced by 1.44 shares for every “full value” Award granted, the one year burn rate for 2012 was 2.61%, and the three year burn rate for 2010 to 2012 was 2.40%;

•	We do not allow repricing of any awards, including stock options; and

•	We do not have an evergreen provision, which allows for automatic replenishment of available shares to the Amended 2005 Plan, without shareholder approval.

A copy of the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan is filed electronically with this proxy statement as Appendix A. A copy may also be obtained without charge by writing to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, Attention: Secretary, or calling (281) 874-2700 or (800) 777-2412.

Summary of the Amended 2005 Plan

The Amended 2005 Plan authorizes the Company to grant various awards (“Awards”) to all directors, officers and employees of the Company or its subsidiaries, including incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock grants (“Restricted Stock Grants”), restricted unit grants (“Restricted Unit Grants”) and performance bonus awards (“Performance Bonus Awards”). Terms used but not defined in this summary have the same meanings as defined in the Amended 2005 Plan.

Shares Subject to Amended 2005 Plan

When the Amended 2005 Plan was first approved by shareholders at the Company’s 2005 annual meeting, 900,000 shares of Swift Energy common stock were reserved for Awards to those eligible. At succeeding annual meetings, the Company’s shareholders approved increases in the shares available under the Amended 2005 Plan by an aggregate of 6,075,000 shares. Therefore, the maximum number of shares of common stock in respect of which Awards could be granted under the Amended 2005 Plan (the “Plan Maximum”) is currently 6,975,000 shares in a “fungible pool” of shares.

The pool of shares is reduced by one share for every stock option that is granted and is reduced by 1.44 shares for every “full-value” Award that is granted. “Full-value” Awards consist of Restricted Stock Grants, Restricted Unit Grants and SARs. Thus, when considering all available shares approved at past annual meetings, if only stock options are granted, options covering up to 6,975,000 shares may be granted; if only “full-value” Awards are granted, Awards covering only 4,843,750 shares may be granted. If both stock options and “full-value” Awards are granted under the Amended 2005 Plan, the number of shares which can be covered by Awards will fall somewhere between these two numbers, depending upon the ultimate mix of stock options and “full-value” Awards that are granted under the Amended 2005 Plan. ISOs cannot be granted under the Amended 2005 Plan covering more than 875,000 shares (“ISO Limit”). The reserved share numbers (and the share numbers constituting the Plan Maximum, ISO Limit, and Named Executive Officer limits) are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation, or other change in capitalization of the Company affecting its common stock.

As of February 28, 2013, the Amended 2005 Plan had: (1) 556,379 shares of common stock available to cover awards granted (556,379 shares if only stock option Awards are granted, and 386,374 shares available if only “full-value” Awards are granted), which represents approximately 1.3% of the Company’s issued and outstanding shares as of such date, (2) 1,569,535 stock option awards outstanding with a weighted average exercise price of $33.00 and a weighted average remaining term of 5.88 years, and (3) 1,120,954 restricted stock awards outstanding.

Based upon our desire to continue to have the interests of our executives and employees aligned with those of our shareholders, we do not believe that the remaining 556,379 shares are adequate for the next year of Awards that may be granted under the Amended 2005 Plan. If the proposal to make 2.1 million additional shares available under the Amended 2005 Plan is approved by shareholders, options covering up to 2.1 million shares may be granted out of these additional reserved shares if only stock option are granted; if only “full-value” Awards are granted, Awards covering only 1,458,333 shares may be granted out of these additional reserved shares. Taking this into consideration, if the proposed additional shares are approved by our shareholders and made available under the Amended 2005 Plan, the aggregate number of shares that could be awarded (inclusive of available pool of shares at February 28, 2013) would fall somewhere between 2,656,379 shares and 1,844,707 shares if a combination of both stock options and “full-value” Awards are granted.

Administration

The Compensation Committee of the Board has sole authority to construe and interpret the Amended 2005 Plan, to select participants (“Participants”), to grant Awards and to establish the terms and conditions of Awards. The Compensation Committee is allowed to give the Company’s Chief Executive Officer specifically limited written authority to grant Awards to new employees.

The Compensation Committee may also modify or amend any Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (a) is subject to the plan amendment provisions set forth in the Amended 2005 Plan, and (b) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the administrator determines in its sole discretion that such modification or amendment either (y) is required or advisable in order for the Company, the Amended 2005 Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control.

Eligibility

Any employee of the Company or its subsidiaries, any consultant, and any non-employee director of the Company, is eligible to receive various Awards under the Amended 2005 Plan.

Term

The Amended 2005 Plan will terminate on May 20, 2023, unless sooner terminated by the Board, except with respect to Awards then outstanding.

Amendment

The Board may amend the Amended 2005 Plan at any time, except that (1) the Board must obtain shareholder approval to make any amendment that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements, materially increase the benefits accruing to Participants resulting in the repricing of Awards already issued, materially extend the term of the plan, or increase the maximum number of shares covered by Awards to Named Executive Officers, and (2) certain amendments are altogether prohibited (e.g., any amendment that would impair a Participant’s vested rights).

Incentive Stock Options

Options designated as ISOs within the meaning of Section 422 of the Code, together with the regulations promulgated thereunder, may be granted under the Amended 2005 Plan up to the ISO Limit. To the extent that any portion of an ISO that first becomes exercisable by any Participant during any calendar year exceeds the $100,000 aggregate fair market value limitation of Section 422(d) of the Code, or such other limit as may be imposed by the Code, such excess portion shall be treated as a validly granted NSO. ISOs shall be exercisable for such periods as the Compensation Committee shall determine, but in no event for a period exceeding ten years or, for Participants who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (“10% Shareholders”), for a period exceeding five years.

Non-Qualified Stock Options

NSOs may be granted for a stated number of shares of common stock and will be exercisable for such period or periods as the Compensation Committee shall determine. Holders of NSOs may elect to have the Company withhold from shares to be delivered upon exercise of an NSO share whose fair market value satisfies withholding taxes attributable to the exercise of the NSOs.

Exercisability

ISOs and NSOs shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Compensation Committee in its sole discretion, and shall be subject to such other terms and conditions as the Compensation Committee shall determine at the date of grant, provided that if not otherwise determined by the Compensation Committee, ISOs and NSOs may be exercised as to twenty percent (20%) of the shares covered thereby beginning on the first anniversary date of the date of grant (“Anniversary Date”), and thereafter an additional twenty percent (20%) of the shares subject to such stock options may be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in the Amended 2005 Plan. The Compensation Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under the Amended 2005 Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Compensation Committee in its sole discretion. At any time after the grant of a Stock Option, the Compensation Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Stock Option, subject to any restrictions set forth in the Amended 2005 Plan.

Option Exercise Prices

Stock options may only be issued at an exercise price that is at least 100% of the Fair Market Value of the common stock on the date of grant, and ISOs granted to 10% Shareholders must have an exercise price of at least 110% of the Fair Market Value of the common stock on the date of grant. The Amended 2005 Plan provides that the option exercise price may be paid in cash, by check, by cash equivalent, by a broker-assisted exercise, with shares of common stock (but only where acceptable to the Compensation Committee and only with shares owned for six months), or a combination of the above.

Termination of Awards

Unless otherwise provided in an Award or the Amended 2005 Plan, Awards will terminate (i) three months following the holder’s termination of employment by the Company, except for death, disability, retirement, or upon a Change of Control, (ii) on the first-year anniversary of a Participant’s death or disability, or (iii) on the ten-year anniversary of the date of grant of the original option or the original option’s term, if less. No change shall be made under the foregoing provision, however, that would cause an Award intended to qualify as a performance-based Award under Code Section 162(m) to fail to so qualify.

Share Issuance

The Company shall issue (or cause to be issued) the shares of Common Stock as soon as administratively practicable after a Stock Option is exercised. A Stock Option may not be exercised for a fraction of a share. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares subject to a Stock Option, notwithstanding the exercise of the Stock Option.

Transferability

The Compensation Committee may allow transfer of Awards to family members, trusts and partnerships for their benefit or owned by them, or to charitable trusts. Awards held by transferees are subject to the same restrictions and forfeiture upon termination of employment applicable to the original holder of the Award. ISOs are not transferable except by will or the laws of descent and distribution.

Change of Control

In the event of a change of control of the Company as described in the Amended 2005 Plan, all stock options and SARs outstanding for more than a year shall become fully vested and fully exercisable (unless otherwise excepted), and all restrictions and conditions of Restricted Stock Grants and Restricted Unit Grants outstanding shall be deemed to be satisfied, unless the Board expressly provides otherwise. A change of control occurs when:

(i) any person or group, as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

(ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the Board; or

(iii) the Company either ceases to be an independent publicly owned corporation or sells or otherwise disposes of all or substantially all the assets of the Company.

In connection with a change of control, the Compensation Committee may also cash out Awards at the higher of the highest price for shares of the Company’s common stock in reported NYSE trading or the highest price paid in any bona fide transaction related to a change of control. The Amended 2005 Plan also contains provisions that create a mechanism for a conditional exercise in certain change of control transactions pending a cancellation of vested unexercised options.

Stock Appreciation Rights

Under the Amended 2005 Plan, the Compensation Committee may grant an Award of SARs that entitles a Participant to receive the excess (if any) of the Fair Market Value of a share of common stock on the date of exercise of the SAR over the Fair Market Value of a share of common stock on the date of grant of the SAR (“Spread”). The Spread may be paid in shares having a Fair Market Value on the date of payment equal to the Spread or in cash, as determined by the Compensation Committee. The Compensation Committee may establish procedures for exercise and restrictions regarding the dates on which SARs may be exercised, and subject to the other provisions of the Amended 2005 Plan, a SAR shall not be exercisable before the first anniversary date of the date of grant.

Stock Grants, Restricted Stock Grants, and Restricted Unit Grants

The Compensation Committee may in its discretion grant shares of common stock to a Participant with or without restrictions, vesting requirements or other conditions.

A Restricted Stock Grant is an award of shares of the Company’s common stock that does not vest until certain conditions established by the Compensation Committee have been satisfied. A Restricted Unit Grant is an Award of “units” subject to similar vesting conditions, each unit having a value equal either to a share of common stock or the amount by which a share of common stock appreciates in value between the date of grant and the date at which any restrictions lapse. Restricted Stock Grants and Restricted Unit Grants are collectively referred to herein as “Restricted Awards.” No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Award to Participant who is an employee in less than three years (“Restriction Period”) (but permitting pro rata vesting over such time) from the date the Restricted Award is made, other than (i) with respect to such Restricted Awards that are issued upon the exercise or settlement of Stock Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in the Amended 2005 Plan, or (iii) upon the death, disability or retirement of the Participant, in each case as specified in the Award agreement. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (y) grants to new hires to replace forfeited awards from a prior employer, or (z) grants of Restricted Awards in payment of other earned cash-based incentive compensation. The grant, issuance, retention and/or vesting of Restricted Awards based on performance issued to employees may be subject to such performance criteria and level of achievement versus these criteria as the Compensation Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant. Notwithstanding anything to the contrary herein, the performance criteria for any performance based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Compensation Committee based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the lapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. The Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any such Award agreement under such terms and conditions as the Compensation Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Compensation Committee. The foregoing minimum vesting restrictions shall not apply to Restricted Awards granted to directors or Company consultants. During the Restriction Period, a Participant may not vote and does not receive dividends on the shares of common stock awarded, and a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock to be received under a Restricted Award, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted assignment or transfer shall be of no effect during the Restriction Period.

During the Restriction Period, the certificates representing Restricted Awards will bear a restrictive legend and will be held by the Company, or will be recorded on the books of the Company’s stock transfer agent, but not issued to the Participant until the restrictions on the shares covered by the Restricted Award lapse. When the Restriction Period expires or the restriction with respect to installments of shares lapses, provided that federal income tax withholding is provided for, the Participant is entitled to receive (i) with respect to a Restricted Stock Grant, shares of common stock free and clear of restrictions on sale, assignment, transfer, pledge, or other encumbrances, or (ii) with respect to a Restricted Unit Grant, payment for the value of the units.

Restricted Awards for Non-Employee Directors

Under the Amended 2005 Plan, non-employee directors can only receive Restricted Awards described in this paragraph. Under the Amended 2005 Plan, on the date following each annual meeting of shareholders, each non-employee director will receive a Restricted Award consisting of that number of shares of Company common stock determined by dividing a fixed dollar amount (currently $140,000) by the closing price of a share of common stock on the date of the Award (rounded up to the nearest multiple of 10 shares of Common Stock), provided that such dollar amount may not be increased more than 10% per year, and may not be increased more frequently than annually. If a non-employee director first becomes a non-employee director other than by being elected by shareholders at an annual meeting (which shall be the date of grant), that director shall automatically receive that portion of an Annual Director Award equal to the portion of a full twelve month period between the date of his or her election as a director and the next annual meeting of shareholders.

Performance Bonus Awards

Performance Bonus Awards granted under this Plan may be in the form of cash or shares of Common Stock, or a combination thereof. Performance Bonus Awards shall be subject to such terms and conditions as the Compensation Committee shall determine in its sole discretion. If a Performance Bonus Award is a combination of cash and shares of Common Stock, the portion of the Performance Bonus Award comprised of cash and the portion comprised of shares of Common Stock will be determined by the Compensation Committee based upon the Compensation Committee’s judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals, provided that in determining the number of shares to be issued in consideration of a specific dollar value, the number of shares shall be determined based upon the Fair Market Value of such shares on the date of grant or vesting, as applicable. The grant, issuance, retention and/or vesting of Performance Bonus Awards issued to employees may be subject to such performance criteria and level of achievement versus these criteria as the Compensation Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Bonus Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Compensation Committee based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the lapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

Federal Income Tax Considerations

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to Awards made under the Amended 2005 Plan.

Exercise of Incentive Stock Option and Subsequent Sale of Shares

A Participant who is granted an ISO does not realize taxable income at the time of the grant or at the time of exercise. If the Participant makes no disposition of shares acquired pursuant to the exercise of an ISO before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”), any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the Participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a Participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price, or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income. Finally, in addition to the ordinary income described above, the Participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, which shall be long-term or short-term capital gain depending on the Participant’s post-exercise holding period for such shares.

To the extent a Participant pays all or part of the exercise price of an ISO by tendering previously acquired common stock owned by such Participant, the tax consequences described above generally will apply to such exchange. However, if a Participant exercises an ISO by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements described above have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the Participant may recognize ordinary income at that time.

Notwithstanding the favorable tax treatment of ISOs for regular tax purposes, as described above, for alternative minimum tax purposes, an ISO is generally treated in the same manner as an NSO. Accordingly, a Participant must generally include as alternative minimum taxable income for the year in which an ISO is exercised the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares. However, to the extent a Participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the Participant’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the Participant’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A Participant who is granted an NSO does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of an NSO, any gain (or loss) realized on such disposition will be recognized as a long-term or short-term capital gain (or loss) depending on the Participant’s post-exercise holding period for such shares. The tax basis in the shares acquired at exercise of the NSO used to determine the amount of any capital gain or loss on a future taxable disposition of such shares is the fair market value of the shares on the date of exercise.

To the extent a Participant pays all or part of the exercise price of an NSO by tendering shares of common stock previously owned by the Participant, the tax consequences described above generally would apply. However, the number of shares received upon exercise of such option equal to the number of shares surrendered in payment of the exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period that commences on the date of the exercise.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

When the restrictions on a Restricted Award lapse, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is considered supplemental wages, and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term or short-term capital gain (or loss) depending on the Participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a Participant who receives a Restricted Award may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock. Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares. The amount recognized as taxable income is added to any amount paid for the shares to determine their tax basis. If, after making the election, a Participant forfeits any shares of restricted stock, such Participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

Stock Appreciation Rights and Performance Awards

A Participant who is granted an SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such Participant.

A Named Executive Officer who has been awarded a Performance Bonus Award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the Award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such Participant.

The ordinary income recognized by a Participant in connection with an SAR or Performance Bonus Award is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income.

To the extent, if any, that shares are delivered to a Participant in satisfaction of either the exercise of an SAR, or the payment of a Performance Bonus Award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-delivery holding period for such shares.

Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer, Chief Financial Officer, or any of the three other most highly compensated officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if a Participant’s performance meets pre-established objective measures based on performance criteria approved by shareholders). These requirements include that the compensation be paid upon attainment of performance measures that are determined by a board’s compensation committee comprised solely of two or more outside directors, disclosure and shareholder approval of the performance goals every five years, and compensation committee certification that the measures have been met, stock options and SARs generally qualify as “performance-based compensation.” Other awards, grants or bonuses will be “performance-based compensation” if they are so designated and if their grant, vesting or settlement is subject to the performance criteria described above meeting specified performance criteria and complying with Section 162(m) of the Code, including related regulations. Restricted stock awards that vest solely upon the passage of time do not qualify as “performance-based compensation.”

The aggregate number of shares of Common Stock subject to Awards granted under the Amended 2005 Plan during any calendar year to any one Participant shall not exceed 200,000 shares of Common Stock, or if an Award is settled in cash, the maximum amount of cash award allocable to any one participant during a single calendar year shall not exceed the equivalent of 200,000 shares. The Amended 2005 Plan limitations shall be construed so as to comply with Section 162(m) of the Code whenever applicable. The limitations set forth shall be subject to adjustment under the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless the Compensation Committee determines otherwise. This enables the Company to maximize income tax deduction available to the Company for individual compensation.

Material Performance Measures — Qualifying Performance Criteria

For purposes of the Amended 2005 Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Compensation Committee in the Award: (i) finding costs of oil and gas reserves; (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of reserves replaced; (iv) production or adjusted production or production exit rate; (v) lease operating cost (“LOE”) measures, or adjusted LOE measures; (vi) general and administrative (“G&A”) or adjusted G&A measures; (vii) net asset value (“NAV”) or NAV per share; (viii) return on equity, return on capital, return on net assets, or assets, return on investments or return on operating revenue; (ix) revenues or oil and gas sales; (x) operating cost measures or reductions; (xi) cash flow or increase in free cash flow or net cash from operations; (xii) earnings (including earnings before or after interest and taxes, earnings before taxes, EBITDA or net earnings); (xiii) basic or diluted earnings per share; or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) return on equity or average shareholders’ equity; (xvi) total shareholder return; (xvii) return on capital or change in working capital or return on capital employed; (xviii) operating income or net operating income; (xix) growth in shareholder value relative to the average or ranking of a peer group or equity market index; or (xx) health, safety and environmental performance. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Compensation Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Compensation Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period).

Certification

Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to a “covered employee” within the meaning of Section 162(m) of the Code, the Compensation Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Stock).

Discretionary Adjustments Pursuant to Section 162(m)

Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of shares of Common Stock, Stock Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

Code Section 409A

To the extent that any Award under the Amended 2005 Plan is or may be considered to involve a payment of deferred compensation or a deferral subject to Code Section 409A, the Company intends that the terms and administration of such Award shall comply with the provisions of such section, applicable Treasury Regulations, IRS guidance and good faith reasonable interpretations thereof.

The foregoing is only a summary of the effect of U.S. federal income taxation upon employees and the Company with respect to the grant and exercise of stock options, SARs, restricted stock and performance awards under the Amended 2005 Plan. It is not intended as tax advice to employees participating in the Amended 2005 Plan, who should consult their own tax advisors. It does not purport to be a complete description of the tax consequences under all circumstances, nor does it describe the tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012, regarding shares outstanding and available for issuance under the Company’s existing stock compensation and employee stock purchase plans:

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,585,594	$33.13	2,099,530	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	1,585,594	$33.13	2,099,530

(1)	Includes 477,481 shares remaining available for issuance under the Swift Energy Company Employee Stock Purchase Plan and 1,622,049 under the Amended 2005 Plan.

Board Recommendation

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, Proposal 2, is required to approve the Amended 2005 Plan, including the increase the number of shares of common stock that may be issued and the material performance measures. Unless otherwise directed by a proxy marked to the contrary, it is the intention of the persons designated on the proxy card to vote the proxies “FOR” approving the Amended 2005 Plan. The Board believes that such approval is essential to enable the Company to continue to attract and retain qualified employees and directors. The Board supports management’s belief that the approval of the proposal to increase the number of shares of the Company’s common stock that may be issued for Awards under the Amended 2005 Plan will contribute to the continuation of the Company’s history of employee and director longevity, as the Company’s stock compensation plans have done in the past. In addition, the Board believes that such approval of the material performance measures is important to enable Swift Energy to maximize tax deductions available to the Company.

A majority of the votes cast is required to approve this Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan, including the increase in the number of shares of common stock that may be issued and the material performance measures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Named Executive Officers

For this proxy statement the individuals listed in our Summary Compensation Table comprise our Named Executive Officers (“NEOs”) and include: Terry Swift, Chief Executive Officer (CEO); Bruce Vincent, President; Alton Heckaman, Executive Vice President and Chief Financial Officer (EVP & CFO); Robert Banks, Executive Vice President and Chief Operating Officer (EVP & COO); and Steven Tomberlin, Senior Vice President — Resource Development and Engineering (SVP-RDE).

New Executive Compensation Program Adopted for 2013

To further enhance our pay-for-performance philosophy, in February 2013, our Compensation Committee adopted and implemented a new executive compensation program for our NEOs. More extensive details of this new compensation program are provided later in this CD&A; however, the following highlights actions by our Compensation Committee in February 2013:

•

Our Chief Executive Officer was granted long-term equity incentives of which 70% are Performance Restricted Stock Units and 30% are time-based Restricted Stock Awards; the Performance Restricted Stock Units will only vest if threshold levels of certain operational and financial metrics are met using a three year performance measurement period;

•	All other NEOs were granted similar long-term equity incentives with the ratio of Performance Restricted Stock Units to time-based Restricted Stock Awards being 50/50; and

•

With target cash bonus levels unchanged from 2012, a new formulaic annual incentive cash bonus program was established for fiscal year 2013 based upon level of achievement of five operational and financial metrics.

We believe the changes made to our annual incentive cash bonus and long-term equity incentive programs for 2013 to be a significant step towards enhancing our executive pay structure and further aligning our NEOs’ pay opportunities with the interests of our long-term shareholders. Please refer to “2013 Executive Compensation Pay-for-Performance Program.”

Executive Summary of 2012 Compensation

Our executive compensation program is designed to reward our officers, including our NEOs, for doing an effective job of creating long-term value for Swift Energy shareholders. This approach allows us to pay our executives for delivering value to shareholders while reducing or eliminating overall compensation levels if we do not achieve our goals, including the Corporate Performance Criteria and Key Performance Indicators discussed later in this CD&A. Adhering to these principles of our compensation program, the proportion of our CEO’s compensation that was tied to Swift Energy’s performance comprised 82% of his 2012 total compensation reported in the Summary Compensation Table. This is a decrease from the 88% received by our CEO during 2011, primarily because his annual incentive cash bonus and equity based compensation are significantly lower due to overall lower performance of the Company in 2012, including our stock price. The following chart illustrates the various components of our CEO’s 2012 compensation as disclosed in the Summary Compensation Table:

Our 2012 executive compensation program had three primary components (base salary, annual incentive cash bonus, and long-term incentive equity awards) and our Compensation Committee considers each an essential element in managing total compensation. Our Compensation Committee utilized then-current marketplace data provided by our compensation consultant, both when setting target levels of compensation and when making pay decisions to ensure we retain our top performing executives. The target total annual compensation (base salary plus annual incentive cash bonus) for our CEO set at the beginning of 2012 was between the 50th and 75th percentile of the then-current marketplace data provided at that time by our compensation consultant, and the actual total annual compensation paid to our CEO in early 2013 for 2012 performance was below the 25th percentile, according to the updated marketplace data provided to our Compensation Committee in 2013. These lower levels in actual CEO pay were a result of our Compensation Committee awarding him an annual incentive cash bonus that was 40% of the target due to the low performance levels achieved by the Company in 2012.

We refer you to our Annual Report on Form 10-K, primarily “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” where we have detailed our full financial and operating results for 2012. Although this CD&A will highlight several operational and financial milestones achieved during 2012, the most critical element considered by our Compensation Committee when making annual incentive pay decisions for 2012 performance was the Company’s Key Performance Indicators, including low annual total shareholder return and low relative total shareholder return as compared to our peers. In addition, the following 2012 positive performance results were critical components in the Compensation Committee’s pay decisions:

•	2012 represented the highest levels of year-end reserves and production in Swift Energy’s history;

•	We developed three crude oil and liquids rich core areas which will support future production growth with anticipated significantly lower capital spending levels in 2013 than in 2012;

•

In executing part of our strategic growth plans, our portfolio of opportunities targeting crude oil was further developed to include three new prospects to be tested in 2013 or 2014: Louisiana Horizontal Wilcox, Southwest Colorado Niobrara, and the Southeast Louisiana Sub-Salt Miocene; and

•	We received high margin production from “legacy” assets (Lake Washington and Burr Ferry fields) accounting for 40% of fourth quarter revenue in 2012.

The Summary Compensation Table discloses compensation for 2012 that reflects actions taken by our Compensation Committee in February 2013 (annual incentive cash bonus for 2012 performance) and actions taken at the beginning of 2012 (salary and long-term equity incentives). After reviewing our 2012 performance and considering the marketplace benchmarking information provided by our compensation consultant, our Compensation Committee approved annual incentive cash bonus amounts for NEOs below their 2012 targeted amount, with our CEO receiving 40% of his target, which was a 73% decrease from his 2011 level.

The 2012 base salary amounts disclosed in the Summary Compensation Table, approved during February 2012, reflect modest increases of 3% for all NEOs, except that Mr. Tomberlin (SVP-RDE) received a 10% increase due to a promotion. During February 2013, the Compensation Committee recently increased all NEO salaries by 3%.

The 2012 long-term equity incentive awards (restricted stock and stock options) were approved in February 2012 by our Compensation Committee and, as reflected in the chart above, make up 75% of our CEO’s compensation disclosed in the Summary Compensation Table. The rules governing the Summary Compensation Table mandate that the value disclosed be the “grant date fair value;” however, the actual amount realized by the individual could be higher or lower. For instance, the “grant date fair value” disclosed in the Summary Compensation Table for restricted stock awarded to our CEO in 2012 was $1,700,023 (using a grant date fair value per share of $32.63); however, the realizable value of those restricted shares on April 1, 2013, (based on the Company’s closing stock price on that day) was $747,635. The decrease reflects the Compensation Committee’s goal that the executive compensation plan reward our NEOs for the Company’s performance.

Our Compensation Committee believes that the 2012 executive compensation design worked effectively in correlating our NEOs’ 2012 pay to the interests of our long-term shareholders.

Swift Energy’s Pay-for-Performance Philosophy

Our executive compensation program is based on a pay-for-performance philosophy intended to align the interests of our officers with those of our shareholders and to support the long-term business objectives and corporate values that steer success. Our Compensation Committee and, when applicable, our executive officers, use pay-for-performance principles in making compensation decisions. For awards related to 2012 performance, the Compensation Committee exercised discretion as to the compensation of our NEOs by paying the annual incentive cash bonuses at below target levels due to the Company’s lower achievement of the 2012 Key Performance Indicators (described below), especially total shareholder return. The following chart tracks our CEO’s Total Annual Compensation with changes in our stock price over the last five years, reflecting the intent of Swift Energy’s compensation program to align compensation with our shareholders’ interests:

“Total Annual Compensation” includes all cash compensation received from salary and bonuses as well as the vested restricted stock awards and stock options for each year.

“Base” means base salary paid during each calendar year.

“Bonus” means the annual cash bonus paid for each calendar year, typically paid in the first quarter of the following year.

“Equity Vested” means the value of the equity as of December 31 that vested during each year. For all stock options vesting during each year, the value shown is based on the amount, if any, that our stock price on December 31 exceeds the option’s exercise price; for options where the exercise price exceeds the stock price on the vesting date, the value shown is $0 (this number differs from the grant date fair value of stock and stock option awards granted in each year which appears in the Summary Compensation Table).

Independent Compensation Consultant and Use of Benchmarking and Marketplace Data

Aon Hewitt, a global professional services firm, serves as independent executive compensation consultant reporting directly to the Compensation Committee. The Compensation Committee has utilized an independent compensation consultant for the past several years; Aon Hewitt was hired by the Compensation Committee in the fourth quarter of 2012. Aon Hewitt has provided the Compensation Committee with benchmarking and marketplace data on executive compensation design and position specific data on each element. All of the data provided by Aon Hewitt is for companies in the same industry and of relevant comparison to Swift Energy. The ultimate executive compensation program design and compensation decisions regarding our NEOs lie in the hands of our Compensation Committee; however, the consultation, peer and position-specific current and historic benchmarking data, and the assessment of our annual cash bonus and long-term incentive design provided by Aon Hewitt are important elements in the Compensation Committee’s overall executive compensation decisions. The work of Aon Hewitt has raised no conflicts of interest under the Company’s Conflict of Interest Policy.

To be successful in recruiting and retaining top talent in the current highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers. During 2012, the market data provided by our compensation consultant was not used in any formulaic or statistical manner to determine our NEOs’ compensation program or actual pay decisions. Used as a critical point of reference for 2012 pay decisions, this data helped our Compensation Committee identify and evaluate pay trends in our industry and determine whether they are appropriate to implement at Swift Energy.

In February 2012, our prior independent compensation consultant provided historic and current benchmarking and marketplace compensation data that assisted the Compensation Committee both in making actual pay decisions for 2011 performance and for setting 2012 target levels for annual cash bonus and long-term incentive awards. Similarly in February 2013, Aon Hewitt provided current marketplace data that assisted the Compensation Committee in making pay decisions for 2012 performance and in setting 2013 incentive targets.

Timing of Setting and Reviewing Performance Criteria

•

In preparation for the February 2012 Compensation Committee and Board meetings, at the beginning of 2012, the executive management team (the CEO, President, and CFO) prepared a recommended compensation program for 2012 for all officers based on current and long-term business objectives, benchmarking and peer data and discussions held with our independent compensation consultant at the request of the Compensation Committee.

•	The recommendation set out the Company’s Corporate Performance Criteria (described below) that would be used to gauge 2012 performance, including the 2012 Key Performance Indicators.

•	The recommendation also set out the Individual Performance Criteria (described below) that would be used to gauge 2012 individual performance.

•	At the February 2012 Compensation Committee meeting, the CEO, with the President and CFO in attendance, presented the recommendations.

•	The CEO did not participate in the Compensation Committee’s discussion of the compensation program as it relates to the CEO.

•

The Compensation Committee members, having the ultimate responsibility of reviewing and recommending the compensation program to the Board of Directors, deliberated among themselves as to the recommendation for all officers.

•	The Compensation Committee also reviewed all peer, market and internal data used in preparing the recommendation.

•	After deliberation and discussion, the Compensation Committee made changes to the proposal and then recommended the compensation program for 2012 to the Board of Directors for approval.

•

In preparation for the Compensation Committee’s evaluation of 2012 performance and compensation, in late 2012 and early 2013 the Compensation Committee Chairman requested that the independent compensation consultant work with our executive management team to develop recommendations for (1) officer annual incentive cash bonus amounts based on Corporate Performance Criteria and Individual Performance Criteria and (2) salary adjustments and long-term equity incentive awards based on an internal database of compensation levels, structures and trends, so that the consultant would be in a position to advise the Compensation Committee regarding those recommendations.

•

At the February 2013 Compensation Committee meeting, the Compensation Committee reviewed the recommendations presented by the executive management team regarding the Company’s performance as compared to the 2012 Corporate Performance Criteria and each NEO’s Individual Performance Criteria, discussed those recommendations with the independent compensation consultant who attended the Compensation Committee meeting, deliberated among themselves and with other Board members, and approved the annual incentive cash bonus and long-term equity incentive award amounts for 2012 performance discussed in this Compensation Discussion and Analysis. The Compensation Committee also approved and granted long-term equity incentive awards based on the recommendations provided.

•	In no case does our CEO participate in recommendations or decisions regarding his compensation.

Industry Peer Group

The companies chosen by the Compensation Committee for purposes of 2012 compensation represent companies in the exploration and production sector of the energy industry and/or are companies that compete in the Company’s core areas of operation for both business opportunities and talent. The Company’s 2012 peer group selected at the beginning of 2012 was as follows:

ATP Oil & Gas Corp. Berry Petroleum Clayton Williams Energy Comstock Resources Denbury Resources Energy XXI (Bermuda) Forest Oil	McMoran Exploration Newfield Exploration Oasis Petroleum Penn Virginia Petroleum Development Petroquest Energy Plains Exploration & Production	Quicksilver Resources Rosetta Resources SM Energy Stone Energy Ultra Petroleum

The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Compensation Committee approves all revisions to the peer group. In consultation with Aon Hewitt, the Compensation Committee eliminated ATP Oil & Gas Corporation, Plains Exploration & Production Company and McMoran Exploration Co. from our peer group due to business combinations or bankruptcy. The Compensation Committee approved the addition of Bill Barrett Corporation, Carizzo Oil & Gas, Inc., Kodiak Oil & Gas Corp. and W&T Offshore, Inc. to the peer group. Although our Compensation Committee used the 2012 peer group to design the 2012 executive compensation program, these modifications were also considered in making pay decisions for 2012 performance. The Company’s 2013 peer group is as follows:

Berry Petroleum Bill Barrett Corp. Carrizo Oil & Gas Clayton Williams Energy Comstock Resources Denbury Resources Energy XXI (Bermuda)	Forest Oil Kodiak Oil & Gas Newfield Exploration Oasis Petroleum Penn Virginia Petroleum Development Petroquest Energy	Quicksilver Resources Rosetta Resources SM Energy Stone Energy Ultra Petroleum W&T Offshore

Compensation Committee’s Review of 2012 Performance

We deem it important to emphasize that the executive compensation program set for 2012 is significantly different than the recently adopted 2013 program, with the new program being more formulaic and including Performance Restricted Stock Units requiring achievement of certain operational and financial metrics to vest. Refer to “2013 Executive Compensation Pay-for-Performance Program” below for more information.

The following information summarizes our Compensation Committee’s evaluation of our 2012 corporate performance, as well as each NEO’s individual performance, in its determination of pay decisions for 2012.

•

In 2012, our Compensation Committee used quantitative formulas only as a tool to measure one aspect of performance and did not use specific formulas to determine compensation, nor did it assign exact weights to the factors considered; rather, our Compensation Committee’s decisions reflect the committee’s business judgment taking all factors into consideration.

•

The Compensation Committee’s 2012 determinations were based on subjective evaluations of the actual performance against corporate (including 2012 Key Performance Indicators) and individual performance criteria, and benchmarking information, with assistance from our independent compensation consultant.

Corporate Performance

The Compensation Committee’s review of 2012 corporate performance consisted of reviewing financial and operating measures set at the beginning of 2012 that emphasize long-term operational and financial achievements. Multiple measures were used to ensure that no single aspect of performance is driven in isolation. The Compensation Committee considered the following measures as part of their review:

•	Relative Total Shareholder Return — represents the percentage change in our stock price both on short-term (1-year) and long-term (3-year) total shareholder return.

•	Implementation of Financial Plan — represents our progress in implementing our financial plan over a particular performance period with emphasis on long-term results.

•	Implementation of Strategic Plan — represents our progress in implementing our strategic plan over a particular performance period with emphasis on long-term results.

•

Health, Safety and Environment — represents our progress in being good stewards and protecting the health and safety of our employees and service providers, as well as all affected individuals that live and work in the communities where we operate. We also seek to preserve the environmental quality of the resources we manage.

Although the Compensation Committee reviews the above performance measures for periods greater than one year, our executive officers, with the concurrence of our Board of Directors and Compensation Committee, set 2012 Key Performance Indicators that corresponded to meeting our annual objectives. The following presents the objectives set for 2012 and the actual results achieved:

2012 Key Performance Indicators	Objective	Actual
Annual Production Growth	14%	11%
Proved Reserves Growth	10%	20%
Proved Oil and NGL Reserves Growth	15%	63%
Probable Reserves Growth	10%	15%
Controllable Lease Operating Expenditure (per Boe)	$9.50	$9.87
Corporate Cash Flow per Share	$8.00	$6.82
Pre-Incentive Controllable Gross G&A ($MM)	$70.0 MM	$64.03 MM
Corporate Liquids Exit Rate for Oil and NGLs (BOE/d)	17,300	17,105
Total Corporate Exit Rate for Oil, Natural Gas and NGLs (BOE/d)	34,000	32,372
Annual Shareholder Return vs. Peer Group	50th Percentile	Below 50th Percentile
HSE — Avg. Monthly Total Recordable Incident Rate	2.2	1.8

Corporate performance, including each Key Performance Indicator, is evaluated continuously by our Board of Directors throughout the year at regular Board meetings to assess current and prospective operational and financial strategies, results, and business controls and other areas of general operation and financial performance and guidance. As is apparent in the above Key Performance Indicators table, achievement of these metrics overall was low, particularly with regard to annual shareholder return.

In addition to the foregoing, the Compensation Committee also considered several other short- and long-term operational and financial accomplishments relevant in determining incentive awards for 2012 performance, which are listed below:

•	2012 represented the highest levels of year-end reserves and production in Swift Energy’s history;

•

We enhanced financial flexibility and liquidity through successful execution of a $150 million senior notes offering and extension of our revolving bank line facility with a $450 million borrowing base;

•	We developed three crude oil and liquids rich core areas which will support future production growth with significantly lower capital spending levels than in 2012;

•	We received high margin production from “legacy” assets (Lake Washington and Burr Ferry fields) accounting for 40% of fourth quarter revenue in 2012;

•	We developed several operational efficiencies leading to drilling cost reductions that will continue well into 2014 and beyond; and

•

In executing part of our strategic growth plans, our portfolio of opportunities targeting crude oil was further developed to include three new prospects to be tested in 2013 or 2014: Louisiana Horizontal Wilcox, Southwest Colorado Niobrara, and the Southeast Louisiana Sub-Salt Miocene.

Individual Performance

•	As part of the individual performance review, each officer develops individual performance goals relative to his or her position and organizational responsibilities at the beginning of each year.

•	These individual goals are required to be directly related to our business objectives.

•	Officers’ (other than the CEO’s) individual goals are discussed with and approved by the CEO.

•	The CEO’s goals are developed by the CEO and are discussed with and approved by the Compensation Committee.

•

Individual Performance for each of our officers is generally reviewed by another officer on a “one up” basis (CEO reviews President, CFO reviews Treasurer, etc.), and our CEO’s individual performance is reviewed by the entire Board.

2012 Executive Compensation Components

Our compensation program uses elements common in our industry and each individual element serves an important purpose toward the total compensation package. The primary elements of our executive compensation are base salary, annual incentive cash bonus and long-term equity incentives. Except for certain life insurance benefits, all other retirement, health and welfare benefits received by our NEOs are also generally available to all Swift Energy employees.

For each primary component, our compensation consultant provided, and our Compensation Committee reviewed, historical and current marketplace data both when setting target compensation levels and when approving actual payment levels. Although our 2013 executive compensation program will differ, we did not set minimum or maximum targets for our 2012 incentive awards.

Component	Type of Payment/Benefit	Purpose
Base Salary	Fixed cash payment with NEO generally available for annual increase	Attract and retain talent. Designed to be competitive with those of comparable companies
Annual Incentive Cash Bonus	Annual cash payments based on performance	Pay for performance. Focus on Key Performance Indicators, Corporate Performance Criteria and Individual Contributions
Long-term Equity Incentives	Restricted Stock Awards and Stock Options	Align NEO compensation with our long-term shareholders
Retirement Benefits	401(k) Plan, life insurance	Provide competitive level of benefits
Health and Welfare Benefits	Fixed Component, generally available to all employees	Provide competitive level of benefits

Base Salary

Base Salary provides our NEOs with a base level of income and is based on an individual’s responsibility, performance assessment, and career experience. We have historically set base salaries for our officers within the third quartile of the competitive market to attract and retain the best talent, and base salary adjustments are made from time to time as a result of our review of market data.

Our most recent salary increases for our NEOs in February 2013 were:

Named Executive Officer	2012 Percentage of Salary Increase	2013 Percentage of Salary Increase	2013 Salary
Terry E. Swift, CEO	3%	3%	$685,450
Bruce H. Vincent, President	3%	3%	$536,560
Alton D. Heckaman, EVP & CFO	3%	3%	$462,090
Robert J. Banks, EVP & COO	3%	3%	$461,540
Steven L. Tomberlin, SVP — RDE	3%	3%	$342,000

Our CEO has received an increase of 3% to his base salary each of the last four years, and the four-year average increase of our other NEOs’ base salaries was: Mr. Vincent — 3%, Mr. Heckaman — 3.3%, Mr. Banks — 6.5%, and Mr. Tomberlin – 9.2%.

Annual Incentive Cash Bonus

Each NEO’s 2012 actual annual incentive cash bonus was based on the Compensation Committee’s subjective evaluation of corporate and individual performance as well as consideration of industry marketplace data for peer companies provided by our compensation consultant. Different target levels are set for each NEO as a percentage of base salary. The Compensation Committee set the following 2012 annual cash target bonus levels during February 2012 (the following actual amounts for 2012 performance were determined and paid for in February 2013 and are reflected in the Summary Compensation Table):

Named Executive Officer	2012 Target as Percentage of Base Salary	2012 Annual Cash Bonus	Bonus Received as a Percentage of Base Salary	Percent Increase (Decrease) of Actual From 2011
Terry E. Swift, CEO	100%	$266,192	40%	(73.4%)
Bruce H. Vincent, President	90%	$234,419	45%	(66.8%)
Alton D. Heckaman, EVP & CFO	90%	$201,884	45%	(66.8%)
Robert J. Banks, EVP & COO	90%	$201,641	45%	(66.8%)
Steven L. Tomberlin, SVP — RDE	60%	$119,531	36%	(53.4%)

These award levels were based, in part, on discussions with our independent compensation consultant regarding industry trends and competitive compensation data. In addition to these discussions with Aon Hewitt, the Compensation Committee determined that award levels significantly below target were warranted due to the overall lower level of achievement in 2012 with respect to the Corporate Performance Criteria and Key Performance Indicators for 2012, especially annual relative total shareholder return.

Our CEO’s 2012 total annual compensation (base salary plus 2012 annual cash bonus) was below the 25th percentile according to the updated 2013 marketplace data provided by our compensation consultant. In the aggregate, total cash compensation to our NEOs was below the 25th percentile of the marketplace data due to lower annual cash bonuses approved by our Compensation Committee.

Long-Term Equity Incentives

Long-term equity incentive awards are a critical element in the mix of our executive compensation design and, based on peer benchmarking, are the most prominent component of an executive’s compensation. In determining the level of long-term incentive awards of our NEOs awarded in February 2012, the Committee utilized relevant position-specific market data provided by our compensation consultant as well as the independent consultant’s assessment of Swift Energy’s long-term equity incentive program in comparison to industry trends and the practices of our peers. Based on this consultation, in February 2012, the Compensation Committee decided the best approach was to target the 50th percentile of the benchmark data provided by our compensation consultant, and, if appropriate, adjust downward or upward based on the corporate and/or individual performance that contributes to long-term corporate objectives. For 2012, the Committee considered the appropriate mix of long-term equity incentives for officers to be 50 percent stock options and 50 percent restricted stock. This mix was used to balance the dual objectives of tying the value of these equity awards to stock appreciation and providing a retention incentive for our officers. These long-term equity incentive awards are disclosed in the Summary Compensation Table and Grants of Plan Based Awards Table.

2013 Executive Compensation Pay-for-Performance Program

Like 2012, the 2013 executive compensation program will continue to consist of three primary components: base salary, annual incentive cash bonus and long-term equity incentives. However, the structure of the annual incentive cash bonus and long-term equity incentive programs has been significantly revised by our Compensation Committee. The following is a summary of the revised 2013 executive compensation program;

complete details of the program will be disclosed in future proxy statements as required by the rules and regulations governing executive compensation disclosure.

Annual Incentive Cash Bonus

Beginning in 2013, our annual incentive cash bonus program for our NEOs will be performance based with 2013 cash bonuses determined based on the Company’s achievement of certain operational and financial metrics. Target annual incentive cash bonus levels as a percentage of base salary for 2013 remain unchanged from 2012 (CEO — 100%; President, EVP&CFO, EVP&COO — 90%; SVP-RDE — 60%). Each NEO’s annual incentive cash bonus opportunity will range from zero to 250% of his target depending on level of performance. Taking into account this minimum and maximum pay opportunity and the weighting of each metric as described below, each NEO will obtain percentage points for actual achievement levels by the Company during the performance period (determined after the performance period) up to 250 percentage points. Performance below the threshold level on any metric will result in zero points being awarded for that metric. For performance above the threshold level, a pro rata computation will be made to determine the pro rata percentage points achieved for a given metric. For instance, if the Company’s 1-year Relative Total Shareholder Return (“RTSR”) performance is above the target performance level but below the challenge performance level, the points allocated for the metric will be between 30 and 60. The following summarizes the 2013 annual incentive cash bonus program point matrix:

		Percentage Points Available for Stated Level of Achievement
Metric	Weighting	Threshold Performance	Target Performance	Challenge Performance	Outstanding Performance
1Yr Relative Total Shareholder Return(1)	30%	15.0	30.0	60.0	75.0
Adjusted Production Increase(2)	25%	12.5	25.0	50.0	62.5
Adjusted Reserves Increase(2)	25%	12.5	25.0	50.0	62.5
HSE Total Recordable Incident Rate	10%	5.0	10.0	20.0	25.0
Adjusted LOE/BOE(2)	10%	5.0	10.0	20.0	25.0

	100%	50.0	100.0	200.0	250.0

(1)	Metric will use the 2013 peer group previously mentioned to determine achievement.
(2)	For those metrics marked “adjusted,” the Compensation Committee may make adjustments to reflect certain non-recurring impacts during the period.

The performance levels for each metric (threshold, target, challenge and outstanding) were approved by the Compensation Committee based on the Company’s 2013 capital expenditure budget and related 2013 operating work program, and the Compensation Committee’s discussions with, and benchmarking data provided by, our independent compensation consultant. The specific performance levels for each metric will be disclosed as required in future proxy statement filings.

2013 Long-Term Equity Incentive Awards

Our long-term equity incentive program was also recently modified in February 2013 to eliminate the use of stock options and introduce Performance Restricted Stock Units for our NEOs. The Compensation Committee also chose to maintain the use of Restricted Stock Awards for the 2013 grants, because (i) the majority of Swift Energy’s competitors have shifted to Restricted Stock Awards and away from stock option awards only, (ii) Restricted Stock Awards are less dilutive than stock options, and (iii) in the Compensation Committee’s opinion, Restricted Stock Awards provides a more effective retention incentive than stock options. As such, in consultation with our independent compensation consultant, the 2013 program included February awards to our NEOs of Performance Restricted Stock Units and time-based Restricted Stock Awards.

To set the optimal target level amount of long-term equity incentives, our Compensation Committee utilized position specific marketplace data comparing our 2012 long-term incentive target for our NEOs to the market median provided by our compensation consultant. This marketplace data identified that the 2012 long-term incentive targets for our NEOs were lower than the median of our peer group and led our Compensation Committee to increase the target for long-term incentives awarded in February 2013 by 20% for each NEO. Although the approved 2013 target levels are still below the median level in most respects, the Compensation Committee decided that the selected target levels were appropriate for 2013 and that moving target levels toward the median should be a gradual process.

In allocating the mix of Performance Restricted Stock Units and Restricted Stock Awards, our Compensation Committee approved our CEO’s award consisting of 70% Performance Restricted Stock Units and 30% time-based Restricted Stock Awards. All other NEOs received one-half Performance Restricted Stock Units and one-half time-based Restricted Stock Awards. The higher level of Performance Restricted Stock Units for our CEO was approved to reflect the higher level of responsibility this position holds. The following schedule summarizes the adjustments to the target levels and specifies the February 2013 grant amounts to achieve this target level:

Named Executive Officer	Approved 2013 Long-Term Incentive Target As a Percentage of Base Salary	Performance Restricted Units Granted February 2013 (Target Level)	Time-Based Restricted Stock Awards Granted February 2013
Terry E. Swift, CEO	300%	86,000	36,900
Bruce H. Vincent, President	240%	38,500	38,500
Alton D. Heckaman, EVP & CFO	180%	24,900	24,900
Robert J. Banks, EVP & COO	180%	24,900	24,900
Steven L. Tomberlin, SVP — RDE	150%	15,400	15,400

The new Performance Restricted Stock Units granted to our NEOs will measure performance over a three year performance period (for 2013 awards, January 1, 2013 to December 31, 2015). To determine payout levels, points will be accumulated up to 200 points (i.e. up to two times the target level) based on achievement of the Compensation Committee approved metrics. Performance below the threshold level on any metric will result in zero points being awarded for that metric. For performance above the threshold level, a pro rata computation will be made to determine the pro rata percentage points achieved for a given metric. Assisted through discussion with, and benchmarking data provided by, our compensation consultant, the Compensation Committee selected the following metrics, weightings and performance point matrix:

		Percentage Points Available for Stated Level of Achievement
Metric	Weighting	Threshold Performance	Target Performance	Challenge Performance
3Yr Relative Total Shareholder Return(1)	75%	37.5	75.0	150.0
3Yr Relative Adjusted Return on Capital Employed(1)	25%	12.5	25.0	50.0

	100%	50.0	100.0	200.0

(1)	Metric will use 2013 Peer Group previously mentioned to determine achievement.

Effectively, the matrix above establishes a minimum and maximum payout level for the Performance Restricted Stock Units. At the end of the performance period, the Compensation Committee will determine the amount of points accumulated and determine the number of shares earned by each NEO by multiplying the percentage points earned by the target award level. For instance, if our CEO accumulates 75 points, he will receive 75% of his target Performance Restricted Stock award or 75% of 86,000 shares, subject to Compensation Committee negative discretion and approval.

The performance levels for each metric (threshold, target and challenge) were approved by the Compensation Committee based on the Company’s long-term business plan, benchmarking and industry position specific data and consultation with our independent compensation consultant. The specific performance levels for each metric will be disclosed as required in future proxy statement filings.

Based on industry marketplace data provided by our compensation consultant, the time-based Restricted Stock Awards were granted with 3-year cliff vesting, which requires service for the full three years prior to vest and represents a change from previous awards’ vesting schedule of one-third on each anniversary of the grant date. All other terms of Restricted Stock Awards remain unchanged from 2012.

Other Compensation Related Policies

Stock Ownership Guidelines

•

To further align senior management’s interests with the interests of shareholders with respect to long-term shareholder growth, the Board of Directors adopted Board and Executive Stock Ownership Guidelines in March 2012. The Board has approved equity ownership guidelines for the Company’s officers and directors as follows:

Position	Ownership Guidelines
CEO	5x base salary or ownership of 75,000 shares of common stock
President	4x base salary or ownership of 35,000 shares of common stock
Executive Vice Presidents and Section 16 Officers	3x base salary
Non-employee Directors	5x annual cash retainer

•	All covered individuals were given a 5-year transition period to achieve compliance with the above guidelines.

Prohibition on Hedging Swift Energy Securities

•

Our Insider Trading Policy, adopted in November 2006 by the Board of Directors, is applicable to all Board members, officers, and employees and prohibits short sales of Swift Energy securities or any hedging or monetization transaction, such as zero-cost collars or forward sale contracts.

•	In addition, the Insider Trading Policy prohibits transactions in publicly traded options, such as puts, calls and other derivative securities, involving Swift Energy securities.

Clawback Provision

The Performance Restricted Stock Units awarded to our NEOs as part of the new 2013 executive compensation program will contain a “clawback” provision related to any misconduct, malfeasance or gross negligence by the individual that contributes to any inaccuracy of the Company’s financial results or the results to the performance metrics tied to the awards. Other than adhering to rules set out in the Sarbanes-Oxley Act of 2002 related to the “clawback” of compensation, the Company does not have any other “clawback” policy with respect to the 2012 compensation elements which would allow the Company to recoup paid compensation from designated officers in the event of a financial restatement.

Compensation Policies and Practices as They Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking. We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.

Compensation Committee Report

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis with management. Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders of Swift Energy.

COMPENSATION COMMITTEE Clyde W. Smith, Jr. (Chair) Douglas J. Lanier Greg Matiuk Charles J. Swindells

Summary Compensation Table

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers of the Company other than the CEO and CFO, who were serving as an executive officer at the end of the last fiscal year, for the fiscal years ended December 31, 2010, December 31, 2011, and December 31, 2012. These five individuals are referred to throughout this proxy statement as “Named Executive Officers” or “NEOs.”

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compen- sation ($)(2) (g)	Change in Pension and Non- qualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($)(3) (i)	Total ($) (j)

Terry E. Swift Chairman of the Board and Chief Executive Officer	2012	$665,480	$—	$1,700,023	$1,207,500	$266,192	$—	$40,811	$3,880,006
	2011	$646,090	$—	$1,951,538	$2,218,991	$1,001,440	$—	$45,700	$5,863,759
	2010	$627,270	$—	$1,105,852	$828,750	$1,254,540	$—	$23,690	$3,840,102

Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer	2012	$448,630	$—	$779,857	$553,840	$201,884	$—	$43,238	$2,027,449
	2011	$435,560	$—	$754,197	$722,453	$607,606	$—	$42,685	$2,562,501
	2010	$418,800	$—	$483,044	$457,075	$659,610	$—	$18,753	$2,037,282

Bruce H. Vincent President	2012	$520,930	$—	$1,425,931	$1,014,300	$234,419	$—	$93,746	$3,289,326
	2011	$505,750	$—	$1,406,130	$1,005,338	$705,521	$—	$84,773	$3,707,512
	2010	$491,010	$—	$698,820	$522,750	$773,341	$—	$23,856	$2,509,777

Robert J. Banks Executive Vice President and Chief Operating Officer	2012	$448,090	$—	$871,221	$618,240	$201,641	$—	$67,619	$2,206,811
	2011	$435,030	$—	$856,461	$611,320	$606,867	$—	$54,477	$2,564,155
	2010	$381,600	$—	$483,044	$360,825	$601,020	$—	$20,727	$1,847,216

Steve L. Tomberlin Senior Vice President — Resource Development and Engineering	2012	$332,030	$—	$391,560	$278,530	$119,531	$—	$16,173	$1,137,824
	2011	$301,840	$—	$336,619	$238,204	$256,564	$—	$13,610	$1,146,837
	2010	$271,920	$—	$242,748	$181,050	$237,930	$—	$13,529	$947,177

(1)	The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 6 to Consolidated Financial Statements to the Company’s audited financial statements for the fiscal years ended December 31, 2010, December 31, 2011, and December 31, 2012, included in the Company’s Annual Report on Forms 10-K for the years ended December 31, 2010, December 31, 2011, and December 31, 2012, respectively.
(2)	Amounts in column (g) for 2010, 2011 and 2012 include amounts earned during 2010, 2011 and 2012, but paid in 2011, 2012 and 2013, respectively.

(3)	Includes all other compensation items (column (i)) for each of 2010, 2011, and 2012 in addition to that reported in columns (c) through (h):

		Swift		Heckaman	Vincent		Banks		Tomberlin
Vacation Buyback	2012	$3,100		$8,376	$9,726		$8,366		$—
	2011	$—		$14,248	$10,257		$3,655		$—
	2010	$—		$—	$—		$—		$—

Savings Plan Contributions*	2012	$12,500		$12,500	$12,500		$12,500		$12,500
	2011	$12,250		$12,250	$12,250		$12,250		$12,250
	2010	$12,250		$12,250	$12,250		$12,250		$12,250

Life Insurance Premiums**	2012	$16,324		$10,093	$19,471		$14,395		$—
	2011	$16,324		$10,093	$19,471		$14,395		$—
	2010	$8,162		$5,047	$9,736		$7,198		$—

Tax Reimbursements***	2012	$7,672		$11,054	$29,561		$14,953		$2,458
	2011	$5,293		$4,734	$14,157		$7,915		$—
	2010	$1,999		$177	$591		$—		$—

Contributions to Employee Stock Ownership Plan Account****	2012	$1,215		$1,215	$1,215		$1,215		$1,215
	2011	$1,360		$1,360	$1,360		$1,360		$1,360
	2010	$1,279		$1,279	$1,279		$1,279		$1,279

Perquisites*****	2012	$—		$—	$21,273	[a]	$16,190	[b]	$—
	2011	$10,473	[c]	$—	$27,278	[d]	$14,902	[e]	$—
	2010	$—		$—	$—		$—		$—

*	Company contributions to the Named Executive Officer’s Swift Energy Company Employee Savings Plan account (100% in Company common stock).
**	Insurance premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officer.
***	Amounts paid by the Company to reimburse the Named Executive Officer for the amount taxed on certain taxable benefits.
****	Company contributions (100% in Company common stock) to the Named Executive Officer’s Swift Energy Company Employee Stock Ownership Plan account.
*****	Perquisites are quantified only where the aggregate perquisites for the Named Executive Officer exceeded $10,000 during 2012 and 2011. No NEO had perquisites greater than $10,000 during 2010.
a	Perquisites for Mr. Vincent in 2012 include the following amounts: reserved parking - $260, sporting event and theater tickets - $2,227, tax preparation - $605, estate planning - $8,117, and spousal travel - $10,064.
b	Perquisites for Mr. Banks in 2012 include the following amounts: reserved parking - $260, sporting event and theater tickets - $977, and estate planning - $14,953.
c	Perquisites for Mr. Swift in 2011 include the following amounts: reserved parking - $260, sporting event and theater tickets - $983, tax preparation - $1,250, and spousal travel - $7,908.
d	Perquisites for Mr. Vincent in 2011 include the following amounts: reserved parking - $260, sporting event and theater tickets - $2,334, tax preparation - $571, estate planning - $10,000, and spousal travel - $14,113.
e	Perquisites for Mr. Banks in 2011 include the following amounts: reserved parking - $260, sporting event and theater tickets - $843, estate planning - $10,000, and spousal travel - $3,799.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the equity awards granted during the year ended December 31, 2012, to each Named Executive Officer listed in the Summary Compensation Table:

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Under- lying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Terry E. Swift	02/13/2012	—	—	—	—	—	—	52,100	(1)	—		$—	$32.63
	02/13/2012	—	—	—	—	—	—	—		75,000	(1)	$32.63	$16.10
Alton D. Heckaman, Jr.	02/13/2012	—	—	—	—	—	—	23,900	(1)	—		$—	$32.63
	02/13/2012	—	—	—	—	—	—	—		34,400	(1)	$32.63	$16.10
Bruce H. Vincent	02/13/2012	—	—	—	—	—	—	43,700	(1)	—		$—	$32.63
	02/13/2012	—	—	—	—	—	—	—		63,000	(1)	$32.63	$16.10
Robert J. Banks	02/13/2012	—	—	—	—	—	—	26,700	(1)	—		$—	$32.63
	02/13/2012	—	—	—	—	—	—	—		38,400	(1)	$32.63	$16.10
Steven L. Tomberlin	02/13/2012	—	—	—	—	—	—	12,000	(1)	—		$—	$32.63
	02/13/2012	—	—	—	—	—	—	—		17,300	(1)	$32.63	$16.10

(1)	Amount shown reflects number of restricted shares or stock options granted to the Named Executive Officer during 2012 pursuant to the Amended 2005 Plan. Restrictions on restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date. Stock options become exercisable over a three-year period in equal installments on each anniversary of the grant date and expire ten years from the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information about stock options and restricted stock outstanding at December 31, 2012, for each Named Executive Officer listed in the Summary Compensation Table:

	Option Awards						Stock Awards
Name and Grant Date (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Terry E. Swift Stock Options
11/15/2005	2,546	—		—	$43.48	11/04/2013	—		—	—	—
11/15/2005	3,011	—		—	$43.48	11/08/2014	—		—	—	—
02/07/2006	25,400	—		—	$44.24	02/08/2016	—		—	—	—
11/28/2006	2,162	—		—	$51.21	11/04/2013	—		—	—	—
11/28/2006	2,556	—		—	$51.21	11/08/2014	—		—	—	—
02/06/2007	34,100	—		—	$43.48	02/06/2017	—		—	—	—
02/11/2008	30,240	7,560	(2)	—	$43.21	02/11/2018	—		—	—	—
02/10/2009	27,902	—		—	$14.66	02/10/2019	—		—	—	—
02/08/2010	21,667	21,667	(3)	—	$24.52	02/08/2020	—		—	—	—
02/09/2011	22,000	44,000	(3)	—	$42.61	02/09/2021	—		—	—	—
02/16/2011	8,301	—		—	$46.36	02/16/2013	—		—	—	—
03/21/2011	1,623	—		—	$41.83	03/21/2013	—		—	—	—
03/21/2011	7,939	—		—	$41.83	11/04/2013	—		—	—	—
03/21/2011	9,390	—		—	$41.83	11/08/2014	—		—	—	—
03/21/2011	19,555	—		—	$41.83	02/10/2019			—	—	—
03/21/2011	12,700	—		—	$41.83	02/08/2020	—		—	—	—
02/13/2012	—	75,000	(3)	—	$32.63	02/13/2022	—		—	—	—
Restricted Stock
02/08/2010	—	—		—	—	—	15,034	(4)	$231,373	—	—
02/09/2011	—	—		—	—	—	30,534	(4)	$469,918	—	—
02/13/2012	—	—		—	—	—	52,100	(4)	$801,819	—	—
Alton D. Heckaman, Jr. Stock Options
11/08/2004	477	—		—	$25.18	11/08/2014	—		—	—	—
06/09/2005	1,545	—		—	$36.22	11/04/2013	—		—	—	—
11/23/2005	1,010	—		—	$47.92	11/04/2013	—		—	—	—
02/07/2006	11,100	—		—	$44.24	02/08/2016	—		—	—	—
11/09/2006	2,076	—		—	$49.70	11/04/2013	—		—	—	—
02/06/2007	14,300	—		—	$43.48	02/06/2017	—		—	—	—
12/28/2007	866	—		—	$43.58	11/04/2013	—		—	—	—
02/11/2008	13,680	3,420	(2)	—	$43.21	02/11/2018	—		—	—	—
02/28/2008	628	—		—	$49.98	11/04/2013	—		—	—	—
05/14/2008	2,221	—		—	$57.80	11/08/2014	—		—	—	—
02/10/2009	19,867	—		—	$14.66	02/10/2019	—		—	—	—
02/08/2010	18,866	9,434	(3)	—	$24.52	02/08/2020	—		—	—	—
03/17/2010	2,065	—		—	$33.50	11/04/2013	—		—	—	—
03/17/2010	2,197	—		—	$33.50	11/08/2014	—		—	—	—
12/03/2010	3,626	—		—	$40.15	02/01/2019	—		—	—	—
02/09/2011	8,500	17,000	(3)	—	$42.61	02/09/2021	—		—	—	—
02/16/2011	7,558	—		—	$46.36	02/16/2013	—		—	—	—
03/29/2011	5,013	—		—	$42.54	03/29/2013	—		—	—	—
02/13/2012	—	34,400	(3)	—	$32.63	02/13/2022	—		—	—	—
Restricted Stock
02/08/2010	—	—		—	—	—	6,567	(4)	$101,066	—	—
02/09/2011	—	—		—	—	—	11,800	(4)	$181,602	—	—
02/13/2012	—	—		—	—	—	23,900	(4)	$367,821	—	—

	Option Awards						Stock Awards
Name and Grant Date (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Bruce H. Vincent Stock Options
11/04/2003	11,577	—		—	$13.84	11/04/2013	—		—	—	—
11/08/2004	10,800	—		—	$25.18	11/08/2014	—		—	—	—
12/01/2005	3,483	—		—	$47.67	11/04/2013	—		—	—	—
02/07/2006	16,700	—		—	$44.24	02/08/2016	—		—	—	—
11/08/2006	1,673	—		—	$49.61	11/04/2013	—		—	—	—
02/06/2007	21,100	—		—	$43.48	02/06/2017	—		—	—	—
02/11/2008	20,480	5,120	(2)	—	$43.21	02/11/2018	—		—	—	—
05/21/2008	94	—		—	$62.09	11/05/2013	—		—	—	—
06/24/2008	914	—		—	$64.87	06/18/2017	—		—	—	—
02/10/2009	52,400	—		—	$14.66	02/10/2019	—		—	—	—
02/08/2010	27,333	13,667	(3)	—	$24.52	02/08/2020	—		—	—	—
02/09/2011	15,833	31,667	(3)	—	$42.61	02/09/2021	—		—	—	—
05/05/2011	331	—		—	$37.46	05/05/2013	—		—	—	—
02/13/2012	—	63,000	(3)	—	$32.63	02/13/2022	—		—	—	—
Restricted Stock
02/08/2010	—	—		—	—	—	9,500	(4)	$146,205	—	—
02/09/2011	—	—		—	—	—	22,000	(4)	$338,580	—	—
02/13/2012	—	—		—	—	—	43,700	(4)	$672,543	—	—
Robert J. Banks Stock Options
02/06/2004	7,000	—		—	$16.16	02/06/2014	—		—	—	—
11/08/2004	4,100	—		—	$25.18	11/08/2014	—		—	—	—
02/07/2006	4,500	—		—	$44.24	02/08/2016	—		—	—	—
02/06/2007	11,500	—		—	$43.48	02/06/2017	—		—	—	—
02/11/2008	10,960	2,740	(2)	—	$43.21	02/11/2018	—		—	—	—
02/10/2009	25,000	—		—	$14.66	02/10/2019	—		—	—	—
02/08/2010	18,866	9,434	(3)	—	$24.52	02/08/2020	—		—	—	—
02/09/2011	9,666	19,334	(3)	—	$42.61	02/09/2021	—		—	—	—
02/13/2012	—	38,400	(3)	—	$32.63	02/13/2022	—		—	—	—
Restricted Stock
02/08/2010	—	—		—	—	—	6,567	(4)	$101,066	—	—
02/09/2011	—	—		—	—	—	13,400	(4)	$206,226	—	—
02/13/2012	—	—		—	—	—	26,700	(4)	$410,913	—	—
Steven L. Tomberlin Stock Options
02/08/2010	9,466	4,734	(3)	—	$24.52	02/08/2020	—		—	—	—
02/09/2011	3,766	7,534	(3)	—	$42.61	02/09/2021	—		—	—	—
02/13/2012	—	17,300	(3)	—	$32.63	02/13/2022	—		—	—	—
Restricted Stock
02/08/2010	—	—		—	—	—	3,300	(4)	$50,787	—	—
02/09/2011	—	—		—	—	—	5,267	(4)	$81,059	—	—
02/13/2012	—	—		—	—	—	12,000	(4)	$184,680	—	—

(1)	Amount reflects the aggregate market value of unvested restricted shares at December 31, 2012, which equals the number of unvested restricted shares in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2012 ($15.39).
(2)	Stock options become exercisable in five equal installments each year beginning on the first anniversary of the grant date.
(3)	Stock options become exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(4)	Restrictions on restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table includes information regarding stock options exercised and restricted stock vested for the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2012:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Terry E. Swift	—	$—	49,666	$1,657,783
Alton D. Heckaman, Jr.	—	$—	19,367	$647,418
Bruce H. Vincent	—	$—	32,634	$1,090,610
Robert J. Banks	—	$—	19,067	$639,301
Steven L. Tomberlin	—	$—	7,933	$266,551

(1)	Amount reflects value realized by multiplying the number of shares of restricted stock vesting by the market value on the vesting date.

Potential Payments Upon Termination or Change in Control

The table below and the discussion that follows reflect the amount of compensation payable to each Named Executive Officer upon death, permanent disability, change of control, or other termination under each Named Executive Officer’s employment agreement (except for Mr. Tomberlin who does not have an employment agreement) and the Company’s Change of Control Severance Plan and equity compensation plans. The amounts shown assume that such termination was effective December 31, 2012. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

These employment agreements automatically extend for one year on each anniversary of the agreement. However, each officer with an employment agreement serves at the pleasure of the Board as the agreements allow for termination at any time with sixty days’ written notice. We also adopted the Swift Energy Company Change of Control Severance Plan (the “Change of Control Severance Plan”) in November 2008, under which all employees (including officers) are participants. It is a double-trigger plan and benefits are only payable if there is both a Change of Control and a qualified employment termination. Each Named Executive Officer’s employment agreement enhances certain payment amounts and other benefits provided in the Change of Control Severance Plan, which amounts were determined based on the Compensation Committee’s study of peer programs of this nature.

				Equity Acceleration(2)
	Cash Payments		Benefit Cost(1)	Stock Options	Restricted Stock	Total
Terry E. Swift
Death	$5,760,060		$18,072	$—	$1,503,111	$7,281,243
Disability	$5,760,060		$61,500	$—	$1,503,111	$7,324,671
Change of Control	$5,760,060		$38,392	$—	$1,503,111	$7,301,563
Senior Officer Tenure(3)	$3,840,040		$43,428	$—	$1,503,111	$5,386,579
Termination by Employee Without Good Reason	$1,920,020		$25,356	$—	$—	$1,945,376
Termination by Employee for Good Reason or by the Company Without Cause	$5,760,060		$61,500	$—	$1,503,111	$7,324,671

Alton D. Heckaman, Jr.
Death	$3,324,720		$18,072	$—	$650,489	$3,993,281
Disability	$3,324,720		$55,272	$—	$650,489	$4,030,481
Change of Control	$3,324,720		$32,164	$—	$650,489	$4,007,373
Senior Officer Tenure(3)	$2,216,480		$37,200	$—	$650,489	$2,904,169
Termination by Employee Without Good Reason	$1,108,240		$19,128	$—	$—	$1,127,368
Termination by Employee for Good Reason or by the Company Without Cause	$3,324,720		$55,272	$—	$650,489	$4,030,481

Bruce H. Vincent
Death	$3,882,813		$18,072	$—	$1,157,328	$5,058,213
Disability	$3,882,813		$64,656	$—	$1,157,328	$5,104,797
Change of Control	$3,882,813		$41,548	$—	$1,157,328	$5,081,689
Senior Officer Tenure(3)	$2,588,542		$46,584	$—	$1,157,328	$3,792,454
Termination by Employee Without Good Reason	$1,294,271		$28,512	$—	$—	$1,322,783
Termination by Employee for Good Reason or by the Company Without Cause	$3,882,813		$64,656	$—	$1,157,328	$5,104,797

Robert J. Banks
Death	$2,637,393		$23,712	$—	$718,205	$3,379,310
Disability	$2,637,393		$61,824	$—	$718,205	$3,417,422
Change of Control	$3,091,318	(4)	$42,112	$—	$718,205	$3,851,636
Senior Officer Tenure(3)	$1,582,436		$38,112	$—	$718,205	$2,338,753
Termination by Employee Without Good Reason	$—		$—	$—	$—	$—
Termination by Employee for Good Reason or by the Company Without Cause	$2,637,393		$61,824	$—	$718,205	$3,417,422

Steven L. Tomberlin
Death(5)	$—		$—	$—	$—	$—
Disability(5)	$—		$—	$—	$—	$—
Change of Control	$1,177,188		$27,712	$—	$316,526	$1,521,426
Senior Officer Tenure(6)	$—		$—	$—	$—	$—
Termination by Employee Without Good Reason(6)	$—		$—	$—	$—	$—
Termination by Employee for Good Reason or by the Company Without Cause(6)	$—		$—	$—	$—	$—

(1)	Includes payment of insurance continuation as provided in employment agreement and the Change of Control Severance Plan.
(2)	Includes value of option spread and full-value awards upon accelerated vesting of equity grants at $15.39 per share (closing price on December 31, 2012).

(3)	Termination by employee upon achieving “Senior Officer Tenure,” which requires that the one-year anniversary of the Named Executive Officer’s employment agreement has occurred, the Named Executive Officer has reached the age of 55 years or older, and the Named Executive Officer has been employed by the Company for a minimum of ten years. The Named Executive Officer must meet the conditions for Senior Officer Tenure and provide at least six months’ written notice to the Company of his intention to terminate his employment. As of December 31, 2012, Mr. Banks was not eligible for Senior Officer Tenure; however, amounts are shown for this officer to satisfy Regulation S-K 402(j).
(4)	Amount includes a gross-up reimbursement payment for amounts that would be owed in taxes pursuant to Section 4999 of the Internal Revenue Code of $453,926.
(5)	The provisions of the Amended 2005 Plan apply to Mr. Tomberlin because he does not have an employment agreement.
(6)	These provisions do not apply to Mr. Tomberlin because he does not have an employment agreement.

Computation of Payments

Under the employment agreements (except for Mr. Tomberlin who does not have an employment agreement) executed November 4, 2008, the Company’s compensation plans and the Company’s Change of Control Severance Plan, in the event of termination of employment of a Named Executive Officer, that Named Executive Officer would receive the payments, accelerations and benefits described below. If you desire, please refer to each of these documents for specific provisions, which are exhibits to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, filed November 6, 2008. All of our employment agreements and compensation arrangements have been drafted to comply with Section 409A of the Internal Revenue Code, principally by deferring amounts payable upon termination, as applicable, for at least six months. In each scenario, “Annual Compensation” is the Named Executive Officer’s annual base salary, plus the highest of his annual cash bonuses paid in the prior 36 months:

•	Death

•	Cash Payment:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	3 x Annual Compensation
Mr. Banks	2.5 x Annual Compensation

•	Acceleration of vesting and exercisability of all equity awards

•	Health Insurance for dependents for 12 months

•	Disability, by Employee for Good Reason, or by Company Without Cause

•	Cash Payment:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	3 x Annual Compensation
Mr. Banks	2.5 x Annual Compensation

•	Acceleration of vesting and exercisability of all equity awards

•	Health Insurance:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	30 months
Mr. Banks	24 months

•	Life Insurance for 12 months

•	Change of Control

•	Cash Payment:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	3 x Annual Compensation
Mr. Banks	2.5 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting and exercisability of all equity awards

•	Health Insurance for 12 months

•	Life Insurance for 12 months

•	Outplacement services up to $4,000

•	Termination by Employee Upon 60 Days’ Notice Without Good Reason

•	Cash Payment:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	1 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Health Insurance:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	6 months

•	Life Insurance for 12 months
•	Termination by Employee Upon Achieving Senior Officer Tenure, which requires reaching the age of 55, being employed by the Company for at least ten years and providing six months’ advance notice

•	Cash Payment:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	2 x Annual Compensation
Mr. Banks	1.5 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Acceleration of restricted stock, subject to meeting certain service requirements

•	Health Insurance:

Named Executive Officer	Amount
Messrs. T. Swift, Vincent and Heckaman	18 months
Mr. Banks	12 months

•	Life Insurance for 12 months

Conditions and Covenants

Each Named Executive Officer must also observe a noncompete provision in his employment agreement (except for Mr. Tomberlin who does not have an employment agreement). Based on the terms of the employment agreements, the covenant not to compete provision would be effective for a maximum of three years following the termination of a Named Executive Officer.

A Named Executive Officer will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause. Cause is generally defined in the employment agreement as commission of fraud against the Company, willful refusal, without proper legal cause to faithfully and diligently perform the Named Executive Officer’s duties as directed, or breach of the confidentiality provision of the employment agreement.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires all public companies to solicit from shareholders an advisory non-binding vote to approve the compensation of Named Executive Officers in accordance with SEC rules. At the 2011 annual meeting, Swift Energy shareholders approved an annual advisory vote to approve the compensation of Swift Energy’s Named Executive Officers, and the Board of Directors determined to submit such an advisory “say-on-pay” proposal to shareholders annually.

Swift Energy’s executive compensation program is largely based on a pay-for-performance philosophy and is designed to align the interests of our officers with those of our shareholders and to support the long-term business objectives and corporate values that steer success. As described in the Compensation Discussion and Analysis, the Compensation Committee, comprised entirely of independent directors, has effectively established executive compensation programs that align our executives’ pay opportunities with the performance of Swift Energy. Executive compensation decisions are made in order to attract, retain and motivate talented executives to deliver business results and value to our shareholders.

Holders of 77.33% of our shares who voted at the 2012 Annual Meeting of Shareholders on our executive compensation program approved the compensation paid to our Named Executive Officers for the 2011 fiscal year. Our independent Compensation Committee believes this demonstrates sizeable shareholder support of Swift Energy’s approach to executive compensation. In last year’s proxy statement and in response to the 2011 “Say on Pay” vote, we detailed that, amongst other steps, our Compensation Committee engaged “an independent compensation consultant to provide benchmarking data and benchmarking of program design for implementing performance equity awards that are based upon specific operational and financial metrics as an additional element of our executive compensation program, which are to be introduced through performance awards in 2013.” Effective for 2013, our annual incentive cash bonus and long-term incentive programs were recently revised by our Compensation Committee to further enhance a pay-for-performance philosophy. Please refer to “Executive Compensation — Compensation Discussion and Analysis” for an overview of the compensation of Swift Energy’s Named Executive Officers.

Our Compensation Committee consistently exercises great care and discipline in determining executive compensation. As such, we are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore shareholder approval or ratification is not required, as the Compensation Committee of the Board of Directors has the responsibility for determining executive compensation. The Compensation Committee values the opinions of the Company’s shareholders. No determination has been made as to what action the Board of Directors may take if shareholders do not approve the executive compensation, but the Compensation Committee will consider voting results and how they should be addressed.

A majority of the votes cast is required to approve this Proposal 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of Swift Energy’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 4 — RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS SWIFT ENERGY COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2013. See “Audit Committee Disclosure” below and “Services Fees Paid to Independent Public Accounting Firm” on following page for more information related to Ernst & Young LLP.

Shareholder approval or ratification is not required for the selection of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent auditor. However, the selection is being submitted for ratification at the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor.

AUDIT COMMITTEE DISCLOSURE

Preapproval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any professional services to be provided by the Company’s independent auditor, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2012 and 2011 were preapproved by the Audit Committee before Ernst & Young LLP was engaged to render the services.

Services Fees Paid to Independent Public Accounting Firm

Ernst & Young LLP, certified public accountants, began serving as the Company’s independent auditor in 2002. The Audit Committee, with ratification of the shareholders, engaged Ernst & Young LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2012. A representative from Ernst & Young LLP will be present at this year’s Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees and expenses billed by Ernst & Young LLP for its audit of the Company’s annual consolidated financial statements and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2012 and 2011, and for its audit of internal control over financial reporting for 2012 and 2011, and for other services provided by Ernst & Young LLP.

	2012	2011
Audit Fees	$1,458,110	$1,386,660
Audit-Related Fees	0	0
Tax Fees	$160,444	$205,344
All Other Fees	0	0

Totals	$1,618,554	$1,592,004

The audit fees for 2012 and 2011 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2012 and 2011. The tax services provided in 2012 and 2011 generally consisted of compliance, tax advice and tax planning services.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2012, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61 (codification of SAS AU § 380) as adopted by the Public Accounting Oversight Board in Rule 3200T, as amended; and

•

obtained the written disclosures and the letter from the Auditor in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

Based on the reviews and discussion referred to above, we have recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Deanna L. Cannon (Chair)
Clyde W. Smith, Jr.
Charles J. Swindells

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership of, and transactions in, the Company’s common stock. SEC regulations require Swift Energy to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2012 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements during 2012, with the exception of Ambassador Swindells, whose transaction of March 25, 2011, was filed on February 10, 2012.

SHAREHOLDER PROPOSALS

Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2014 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary, Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060, no later than December 6, 2013. Further, a shareholder may not submit a matter for consideration at the 2014 annual meeting, unless the shareholder shall have timely complied with the requirements in the Company’s Bylaws. The Bylaws state that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the date of the annual meeting. A notice given pursuant to this advance notice Bylaw will not be timely with respect to the Company’s 2014 annual meeting unless duly given by no later than March 21, 2014, and no earlier than February 19, 2014.

The Corporate Governance Committee will consider shareholder recommendations of individuals for membership on the Board upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. For more information on shareholders’ nomination of directors, refer to page 11 (“Nominations for Directors”) in this proxy statement.

With respect to business to be brought before the 2013 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors welcomes questions or comments about the Company and its operations. Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management-independent directors may be directly sent to the following address:

Lead Director
Swift Energy Company c/o CCI
P.O. Box 561915
Charlotte, NC 28256

Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held three weeks before the shareholders’ annual meeting. Therefore, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will attend the 2013 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions. One director attended the 2012 annual meeting.

FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not historical are “forward-looking statements,” as that term is defined in Section 21E of the Exchange Act, that involve a number of risks and uncertainties. Forward-looking statements use forward-looking terms such as “believe,” “expect,” “may,” “intend,” “will,” “project,” “budget,” “should,” “anticipate” or other similar words. These statements discuss “forward-looking” information such as future net revenues from production and estimates of oil and gas reserves. These forward-looking statements are based on assumptions that the Company believes are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

•	fluctuations of the prices received or demand for crude oil and natural gas over time;

•	interruptions of operations and damages due to hurricanes and tropical storms;

•	geopolitical conditions or hostilities;

•	uncertainty of reserves estimates;

•	operating hazards;

•	unexpected substantial variances in capital requirements;

•	environmental matters; and

•	general economic conditions.

Other factors that could cause actual results to differ materially from those anticipated are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company will not update these forward-looking statements unless required to do so by applicable law.

ANNUAL REPORT ON FORM 10-K

Upon written request, Swift Energy will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for 2012, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to Swift Energy Company, Investor Relations Department, 16825 Northchase Drive, Suite 400, Houston, Texas 77060; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.

GENERAL

The information contained in this proxy statement in the sections entitled “Proposal 1 — Election of Directors,” “Proposal 2 — To Approve the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan, Including the Increase in the Number of Shares of Common Stock That May Be Issued and the Material Performance Measures,” “Proposal 3 — Advisory Vote to Approve the Compensation of Swift Energy’s Named Executive Officers as Presented in this Proxy Statement,” “Proposal 4 — To Ratify the Selection of Ernst & Young LLP as Swift Energy Company’s Independent Auditor for the Fiscal Year Ending December 31, 2013,” “Compensation Committee Report,” and “Audit Committee Report” shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

By Order of the Board of Directors,

Christopher M. Abundis Secretary

Houston, Texas

April 5, 2013

Appendix A

SECOND AMENDED AND RESTATED

SWIFT ENERGY COMPANY

2005 STOCK COMPENSATION PLAN

1.	PURPOSE.

This 2005 Stock Compensation Plan (the “Plan”) is intended as an incentive to encourage stock ownership by certain officers, employees and directors of SWIFT ENERGY COMPANY (the “Company”), or of its Subsidiaries (as defined below) so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries or to continue to serve as directors of the Company. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	DEFINITIONS.

For purposes of this Plan, the following terms shall have the meanings set forth below:

(a) “Award” or “Awards” means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Broker Assisted Exercise” means a special sale and remittance procedure pursuant to which the Participant who holds a Stock Option shall concurrently provide irrevocable written instructions to (a) a Committee-designated brokerage firm (“Broker”) to effect the immediate sale of the Common Stock covered by a Stock Option and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate price of the Stock Options, plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company, and (b) the Company to deliver the certificates for the Common Stock directly to such brokerage firm in order to complete the sale.

(d) “Code” means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee of the Board, or any committee of the Board performing similar functions, constituted as provided in Section 3 of the Plan.

(f) “Common Stock” means the common stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

(g) “Company” means Swift Energy Company, a Texas corporation, or any successor entity.

(h) “Date of Grant” means the date on which the Committee takes formal action to grant an Award, which may be a designated future date as of which such Award will be effective, as determined by the Committee, provided that it is followed, as soon as reasonably practicable, by written notice to the Participant receiving the Award.

(i) “Disability” means (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “disability,” the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, a total and permanent disability as defined in the Company’s long-term disability plan, or if the Company has no long-term disability plan in effect at the time of a Participant’s disability, “disability” shall mean a Participant’s present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Participant from performing the normal services required of the Participant by the Company; provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (iii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(k) “Fair Market Value” means on any given date (i) the closing price of the Common Stock on any established national exchange or exchanges on such date as reported in any newspaper of general circulation, provided, further, that if the actual transaction involving the Common Stock occurs at a time when the New York Stock Exchange is closed for regular trading, then it shall be the closing price on the next preceding date on which Common Shares were traded on such exchange, or (ii) if the Common Stock is not listed on an established stock exchange, the mean between the closing bid and low asked quotations of the Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. for such trading date.

(l) “Immediate Family Member” means the spouse, parents, siblings, children, grandchildren and in-laws of a Participant.

(m) “Incentive Stock Option” means any Stock Option that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(n) “Nonqualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(o) “Participant” means an employee of the Company or a Subsidiary, or an individual who is performing services for those entities (including a consultant to the Company, but only insofar as to Awards other than Incentive Stock Options are concerned), who from time to time shall be designated by the Committee and in all such cases who is also granted an Award under the Plan, and only as to Restricted Awards, directors of the Company.

(p) “Performance Bonus Award” means an Award of cash and/or shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

(q) “Plan” means this Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan as set forth herein and as it may be hereafter amended.

(r) “Restricted Award” means an Award granted pursuant to the provisions of Section 8 of the Plan.

(s) “Restricted Stock Grant” means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(t) “Restricted Unit Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(u) “Stock Appreciation Right” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

(v) “Stock Option” means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

(w) “Subsidiary” or “Subsidiaries” means any corporation or entity in which the Company directly or indirectly owns stock or interests possessing fifty percent (50%) or more of the total combined voting power of all classes of such corporation’s stock or interests.

(x) “Ten Percent Shareholder” means a person who owns (or is considered to own after taking into account the attribution of ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.	ADMINISTRATION.

(a) The Plan shall be administered by the Committee, as appointed from time to time by the Board. The Board may from time to time remove members from, or add members to, the Committee. The Committee shall be comprised solely of two or more members of the Board who are (i) “Non-Employee Directors” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act as it may be amended from time to time, or any successor rule and (ii) “outside directors” under Section 162(m) of the Code.

(b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(c) The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person validly claiming under or through any Participant and any Award under this Plan will be made only if the Committee decides in its sole and absolute discretion that the Participant or any persons validly claiming through any Participant is entitled to such award. In the event of a disagreement as to the interpretation of the Plan or any agreements issued hereunder as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding.

(d) The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority to grant Awards to persons subject to Section 16 of the Exchange Act. The Committee is specifically authorized to give authority to the Company’s chief executive officer within specified written limits to grant Awards to new employees of the Company in connection with their hiring, which written limits may be changed from time to time by the Committee in its sole discretion.

(e) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan, subject to those restrictions that are set forth in Section 14 (b) and (c) below.

(f) The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. The Committee may also modify or amend any Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the plan amendment provisions set forth in Section 14 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control.

(g) The Committee is authorized to allow or require Participants to satisfy any withholding tax obligations by electing to have the Company withhold from the Common Stock to be issued upon exercise of a Nonqualified Stock Option or vesting of a Restricted Award that number of shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Common Stock to be withheld shall be determined in such manner and on such date that the Committee or its delegates shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have shares of Common Stock withheld for this purpose shall be made in such form and under such conditions as the Committee or its delegates may provide.

(h) No member of the Committee shall be liable for any action taken or omitted to be taken by such member or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such person’s gross negligence, fraud or bad faith. Such indemnification shall include attorney’s fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company’s ability to insure itself with respect to its obligations hereunder.

4.	ELIGIBILITY.

Persons eligible for Awards under the Plan shall consist of employees (including officers, whether or not they are directors) and directors of the Company or its Subsidiaries, or individuals performing services for these entities, who from time to time shall be designated by the Committee (including consultants to the Company, but only insofar as Awards other than Incentive Stock Options are concerned) provided that non-employee directors of the Company are eligible to receive only Restricted Awards under the Plan. If a person who has been a Participant under this Plan ceases to be an employee but remains or becomes a director of the Company, then Section 10(c)(ii) shall apply to Awards held by that Participant. No member of the Committee shall be eligible to receive an Award other than a Restricted Award.

5.	DURATION OF AND COMMON STOCK SUBJECT TO PLAN.

(a) Term. No Awards will be granted after May 20, 2023, but the Plan shall remain in effect with respect to Awards then outstanding.

(b) Shares of Common Stock Subject to Plan. The maximum aggregate number of shares of Common Stock in respect of which Awards may be granted under the Plan (the “Plan Maximum”) shall be 6,975,000, subject to adjustment as provided in Sections 5 or 12 below, plus any shares of Common Stock that are subject to awards granted prior to the effective date of this Plan under any prior long-term incentive plans of the Company (“Prior Plan”) that later (i) cease to be subject to such awards for any reason other than such awards having been exercised or (ii) result in the forfeiture of the shares of Common Stock back to the Company. Subject to the provisions of Section 12 below, the maximum aggregate number of shares of Common Stock in respect of which Incentive Stock Options may be granted under the Plan shall not exceed 875,000. The aggregate number of shares of Common Stock available for issuance under the Plan will be reduced by 1.44 shares of Common Stock for each share of Common Stock delivered in settlement of all Awards other than Stock Options (for which the number of shares of Common Stock available for issuance under the Plan will be reduced by one share of

Common Stock for each share of Common Stock delivered in settlement of a Stock Option). Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares. The following terms and conditions shall apply to Common Stock subject to the Plan:

(i) In no event shall more than the Plan Maximum be cumulatively available for Awards under the Plan;

(ii) If any Awards are forfeited, terminated, exchanged for other Awards, settled in cash in lieu of stock, or expire unexercised, or become unexercisable, the undelivered shares of Common Stock which were previously subject to the Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, unexercisability, cash settlement or exchange.

(c) Code Section 162(m) Limitations. Subject to the provisions of Section 12 of the Plan, no Participant shall be eligible to receive Awards granted under this Plan during any calendar year with respect to, or measured by, more than 200,000 shares of Common Stock, or if any such Awards are settled in cash, the maximum amount of cash payable to any one Participant during a single calendar year with respect to such Awards shall not exceed the equivalent of 200,000 shares of Common Stock. This limitation shall be construed so as to comply with Section 162(m) of the Code whenever applicable. The limitations set forth in this Section 5(c) shall be subject to adjustment under Section 12 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless the Committee determines otherwise.

(i) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Committee in the Award: (i) finding costs of oil and gas reserves; (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of reserves replaced; (iv) production or adjusted production or production exit rate; (v) lease operating cost (LOE) measures, or adjusted LOE measures; (vi) general and administrative (“G&A”) or adjusted G&A measures; (vii) net asset value (NAV) or NAV per share; (viii) return on equity, return on capital, return on net assets, or assets, return on investments or return on operating revenue; (ix) revenues or oil and gas sales; (x) operating cost measures or reductions; (xi) cash flow or increase in free cash flow or net cash from operations; (xii) earnings (including earnings before or after interest and taxes, earnings before taxes, EBITDA or net earnings); (xiii) basic or diluted earnings per share; or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) return on equity or average shareholders’ equity; (xvi) total shareholder return; (xvii) return on capital or change in working capital or return on capital employed; (xviii) operating income or net operating income; (xix) growth in shareholder value relative to the average or ranking of a peer group or equity market index; or (xx) health, safety and environmental performance. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period).

(ii) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Stock).

(iii) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of shares of Common Stock, Stock Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

6.	STOCK OPTIONS.

Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively, the “Stock Options”). Stock Options shall be subject to the following terms and conditions, and each Stock Option shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Grant. Stock Options shall be granted separately. In no event will Stock Options or Awards be issued in tandem whereby the exercise of one affects the right to exercise the other. Incentive Stock Options may only be granted to persons who are employees.

(b) Stock Option Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided that, in no event shall the exercise price of a Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of the Stock Option. In the case of a Ten Percent Shareholder, the exercise price of an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee. The term of all Stock Options shall not exceed ten (10) years after the date the Stock Option is granted, and the term of any Incentive Stock Options granted to Ten Percent Shareholders shall not exceed five (5) years after the date of the grant.

(d) Exercisability.

(i) Incentive Stock Options and Nonqualified Stock Options shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee shall determine at the date of grant, provided that if not otherwise determined by the Committee, Incentive Stock Options and Nonqualified Stock Options may be exercised as to twenty percent (20%) of the shares covered thereby beginning on the first anniversary date of the date of grant (hereinafter, “Anniversary Date”), and thereafter an additional twenty percent (20%) of the shares subject to such stock options may be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in Sections 10 and 13. The Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee in its sole discretion. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Stock Option, subject to any restrictions set forth herein.

(e) Method of Exercise. Subject to applicable exercise restrictions set forth in Section 6(d) above, a Stock Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Stock Option agreement or procedures established by the Company) from the person entitled to exercise the Stock Option and (2) full payment for the shares with respect to which the related Stock Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Company have been made for payment of all applicable withholding taxes.

The purchase price may be paid by any of the following methods, subject to the restrictions set forth in Section 6(f) hereof:

(i) in cash, by certified or cashier’s check, by money order, by wire transfer, by personal check (if approved by the Committee), or any combination of the foregoing methods of payment, or through a Broker Assisted Exercise, in an amount equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates; or

(ii) if acceptable to the Committee, by delivery of shares of Common Stock already owned by the Participant and held by the Participant for a minimum of six months, which shares, including any cash tendered therewith, have an aggregate Fair Market Value equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates.

(f) Restrictions on Method and Timing of Exercise. Notwithstanding the foregoing provisions, the Committee, in granting Stock Options pursuant to the Plan, may limit the timing or methods by which a Stock Option may be exercised by any person or waive all or any portion of such limits on timing or methods, and, in processing any purported exercise of a Stock Option granted pursuant to the Plan, may refuse to recognize the timing or methods of exercise selected by the Participant if, in the opinion of counsel to the Company, there is a substantial risk that such exercise could result in the violation of any then applicable rules or regulations, including federal or state securities laws.

(g) Tax Withholding. Holders of Nonqualified Stock Options, subject to the discretion of the Committee, may be entitled to elect at or prior to the time the exercise notice is delivered to the Company, to have the Company withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option the number of shares of Common Stock having a Fair Market Value which does not exceed the minimum tax withholding obligation with respect to the exercise in question. Notwithstanding the foregoing provision, a holder of a Nonqualified Stock Option may not elect to satisfy his or her withholding tax obligation in respect of any exercise as contemplated above if, in the opinion of counsel to the Company, there is substantial risk that such election could result in a violation of any then applicable rules or regulations, including federal or state securities law, or such withholding would have an adverse tax or accounting effect on the Company.

(h) Share Issuance. The Company shall issue (or cause to be issued) the shares of Common Stock as soon as administratively practicable after the Stock Option is exercised. A Stock Option may not be exercised for a fraction of a share. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares subject to a Stock Option, notwithstanding the exercise of the Stock Option.

(i) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all stock option plans of the Company or its Subsidiaries shall not exceed one hundred thousand dollars ($100,000). The Fair Market Value of any Common Stock shall be determined as of the time the option with respect to such stock is granted or such other time as may be required by Section 422(d) of the Code, as such section of the Code may be amended from time to time.

(j) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code. To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

(i) to the extent that any portion of any Incentive Stock Option that first becomes exercisable during any calendar year exceeds the $100,000 limitation (as set forth in Section 6(i) above) and contained in Section 422(d) of the Code, such excess portion shall be treated as a Nonqualified Stock Option; and

(ii) if the vesting period or exercisability of an Incentive Stock Option is accelerated, any portion of such Option that exceeds the $100,000 limitation set forth in Section 6(i) above shall be treated as a Nonqualified Stock Option.

Even if the shares of Common Stock which are issued upon exercise of any Incentive Stock Option are sold or exchanged within one year following the exercise of that Incentive Stock Option such that the sale constitutes a disqualifying disposition for Incentive Stock Option treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

7.	STOCK APPRECIATION RIGHTS.

The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

(a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant. Subject to the other provisions of this Plan, a Stock Appreciation Right shall be granted separately. In no event will Stock Appreciation Rights and other Awards be issued in tandem whereby the exercise of one such Award affects the right to exercise the other.

(c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, provided that subject to the other provisions of this Plan, a Stock Appreciation Right shall not be exercisable prior to the first Anniversary Date of the date of grant, unless and to the extent, in the opinion of counsel, it would not subject such Participant to a substantial risk of liability under Section 16 of the Exchange Act, in which case the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates or upon occurrence of one or more specified events, or that a Stock Appreciation Right may be exercised during only limited time periods.

(d) Form of Payment. Payment to a Participant upon exercise of a Stock Appreciation Right may be made in shares of Common Stock or in cash, as determined by the Committee.

8.	STOCK GRANTS AND RESTRICTED AWARDS

Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

(a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock made to a Participant subject to such terms and conditions, if any, as the Committee deems appropriate, as set forth in Section 8(e) below.

(b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units granted to a Participant subject to such terms and conditions as the Committee deems appropriate in its discretion, including, without limitation, the requirement that such Participant forfeit such units upon termination of employment for specified reasons within a specified period of time or upon termination of service as a director, and restrictions on the sale, assignment, transfer or other disposition of the units. Subject to the discretion of the Committee at the time a Restricted Unit Grant is awarded to a Participant, a unit will have a value (i) equivalent to one share of Common Stock, or

(ii) equivalent to the excess of the Fair Market Value of a share of Common Stock on the date the restriction lapses over the Fair Market Value of a share of Common Stock on the date of the grant of the Restricted Unit Grant (or over such other value as the Committee determines at the time of the grant).

(c) Grant of Awards. Restricted Awards shall be granted separately under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including grants of shares of Common Stock to a Participant without restrictions, vesting requirements and/or conditions. Restricted Awards, however, may not be granted in tandem with other Awards whereby the exercise of one such Award affects the right to exercise the other. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Award shall receive an Award agreement identifying the terms, conditions and restrictions applicable to the Award and certificates evidencing the shares and/or grants shall generally not be issued by the Company’s stock transfer agent until the restrictions imposed thereon shall have lapsed or been removed.

(d) Restricted Awards for Non-Employee Directors. On the day following the date directors are elected by shareholders at each annual meeting of shareholders (which shall be the date of grant), each individual who is a Non-Employee Director (as defined in Section 3 of this Plan) shall automatically receive a Restricted Award of that number of shares of Common Stock (rounded up to the nearest multiple of 10 shares of Common Stock) determined by dividing a fixed dollar amount by the Fair Market Value of the Common Stock on the date of grant of the Restricted Award (each such Restricted Award to a Non-Employee Director being herein referred to as an “Annual Director Award”), provided that such fixed dollar amount may not be increased more than 10% per year, and may not be increased more frequently than annually. If a Non-Employee Director first becomes a Non-Employee Director other than by being elected by shareholders at an annual meeting (which shall be the date of grant), that director shall automatically receive that portion of an Annual Director Award equal to the portion of a full twelve month period between the date of his or her election as a director and the next annual meeting of shareholders.

The service restrictions contained in each Annual Director Award of Common Stock shall lapse on the date of the next annual meeting of shareholders and each Annual Director Award of Common Stock shall vest ratably in three equal installments, one-third on the date of each of the three annual meetings of shareholders following the grant date, provided that following the date of such initial lapse of service restrictions, if a Non-Employee Director’s service as a director terminates with the director in good standing as determined in the sole discretion of the Board, then all Annual Director Awards of Common Stock of that Non-Employee Director shall vest immediately and any service restrictions thereon shall lapse. Further, in the event of death or Disability of a Non-Employee Director at any time following the grant date, all service restrictions on any Annual Director Awards of Common Stock shall lapse and all Annual Director Awards shall vest except as may otherwise be provided in this Plan.

(e) Restriction Period. Restricted Awards shall provide for vesting of such Awards over a period of time or on the basis of attainment of a performance goal commencing on a date specified in the Award agreement and ending on such later date or dates as the Committee may designate at the time of the Award (“Restriction Period”). No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Award to Participant who is an employee in less than three years (but permitting pro rata vesting over such time) from the date the Restricted Award is made, other than (i) with respect to such Restricted Awards that are issued upon the exercise or settlement of Stock Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 12 of the Plan, or (iii) upon the death, Disability or retirement of the Participant, in each case as specified in the Award agreement. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (y) grants to new hires to replace forfeited awards from a prior employer, or (z) grants of Restricted Awards in payment of other earned cash-based incentive compensation. The grant, issuance, retention and/or vesting of Restricted Awards based on performance issued to employees may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant. Notwithstanding anything to the contrary herein, the performance criteria for any performance based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the lapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any such Award agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Committee. The foregoing minimum vesting restrictions shall not apply to Restricted Awards granted to directors or consultants. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock to be received under a Restricted Stock Grant or a Restricted Unit Grant, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted assignment or transfer shall be of no effect during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments or based upon meeting Qualifying Performance Criteria), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be. Upon termination of a Participant’s employment with the Company or any Subsidiary or termination of service as a director for any reason during the Restriction Period, all or a portion of an Award, as applicable, that are still subject to a restriction may vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(f) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the units covered by the Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, by certified or cashier’s check, by money order or wire transfer or by personal check (if approved by the Committee), (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made or (iii) in any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Award is granted, or with respect to payments contemplated in clause (i) and (ii) above, at the time the Award is settled.

(g) Rights of a Recipient of a Restricted Stock Grant. A Participant shall have, with respect to the shares of Common Stock awarded under a Restricted Stock Grant, none of the rights of a shareholder of the Company, including having no right to vote the shares, and having no right to receive any cash or other dividends, and a Participant shall not be a shareholder, until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant following the lapse or satisfaction of the restriction applicable to the Restricted Stock Grant.

9.	PERFORMANCE BONUS AWARDS.

Performance Bonus Awards granted under this Plan may be in the form of cash or shares of Common Stock, or a combination thereof. Performance Bonus Awards shall be subject to such terms and conditions as the Committee shall determine in its sole discretion. If a Performance Bonus Award is a combination of cash and shares of Common Stock, the portion of the Performance Bonus Award comprised of cash and the portion comprised of shares of Common Stock will be determined by the Committee based upon the Committee’s judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals, provided that in determining the number of shares to be issued in consideration of a specific dollar value, the number of shares shall be determined based upon the Fair Market Value of such shares on the date of grant or vesting, as applicable. The grant, issuance, retention and/or vesting of Performance Bonus Awards issued to employees may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Bonus Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the lapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

10.	TERMINATION OF EMPLOYMENT OR SERVICE.

The terms and conditions under which an Award may be exercised after a Participant’s termination of employment or service as a director shall be determined by the Committee, except as otherwise provided herein. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code and as otherwise provided in Section 6 above, provided that the Committee, in its sole discretion, may change, by any agreement approved by the Committee, the post-termination rights of a Participant, including accelerating the dates upon which all or a portion of any outstanding unexercised Stock Option or other Award held by a Participant may become vested or be exercised following such termination of employment or service as a director; provided that any such changes which affect Awards granted to a Non-Employee Director or a “covered employee” under Code Section 162(m) shall be confined to changes related to the Non-Employee Director’s or “covered employee’s” death, Disability, retirement as a director, or related to a Change of Control. No change shall be made under the foregoing provision, however, that would cause an Award intended to qualify as a performance-based Award under Section 162(m) to fail to so qualify.

(a) Service; Termination of Employment. Service means a Participant’s employment or service with the Company, whether in the capacity of an employee, a director or a consultant. “Termination of employment” means, for purposes of this Plan, unless otherwise determined by the Committee, ceasing to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on, a board of directors of the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee Director capacity or as an employee or consultant, as applicable, such change in status shall not be deemed a termination of employment, provided that there is no interruption or termination of the Participant’s service. A Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall be deemed to incur a termination of employment if, as a result of a disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of military leave, illness, vacation or other leave of absence and transfers among the Company and its Subsidiaries shall not be considered terminations of employment. However, if any such leave taken by the Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave, the Participant’s service shall be deemed to have terminated, unless the Participant’s right to return to service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award agreement. In addition, termination of employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the employee during the immediately preceding 36-month period.

(b) Termination by Death. A Participant may file a written designation of a beneficiary who is to receive the Participant’s rights pursuant to an Award or the Participant may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Participant has completed a designation of beneficiary while employed with the Company or a Subsidiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Participant to the extent enforceable under applicable law. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall allow the legal representative of the Participant’s estate to exercise the Award. Subject to Section 6(j), if a Participant’s employment by the Company or any Subsidiary or service as a director terminates by reason of the Participant’s death, or if the Participant’s death occurs within three (3) months after the termination of his or her employment or service as a director, any Award held by such Participant immediately prior to the date of his or her death may thereafter be exercised, to the extent such Award otherwise was exercisable by the Participant immediately prior to the date of his or her death, by the beneficiary of the Participant or, if there be none, the legal representative of the Participant’s estate or by any person who acquired the Award by will or the laws of descent and distribution, for a period of one year from the date of his or her death or until the expiration of the stated term of the Award, whichever period is the shorter; provided, however, that the Committee, in its discretion may specifically provide, either in any agreement providing for an Award or in any employment contract or any other agreement approved by the Committee, for the acceleration of the vesting and/or right of exercise under any Award held by a Participant immediately prior to the date of his or her death. Subject to the provision of Section 8(d), after termination of employment or service as a director by reason of a Participant’s death, any right of exercise under an Award held by that Participant that is not then vested and exercisable, or as authorized under this Section 10(b) becomes vested and exercisable, shall be terminated and extinguished.

(c) Termination by Reason of Disability. Subject to Section 6(j), if a Participant’s employment by the Company or Subsidiary or service as a director terminates by reason of Disability, any Award held by such Participant immediately prior to the date of his or her Disability may thereafter be exercised by the Participant, to the extent such Award otherwise was exercisable by the Participant immediately prior to the date of his or her Disability for a period of one year from the date of such termination of employment or service as a director by reason of Disability, or until the expiration of the stated term of such Award, whichever period is shorter; provided, however, that if the Participant dies within such one-year period, any unexercised Award held by such Participant shall thereafter be exercisable to the extent to which it was exercisable immediately prior to the date of such death for a period of one year from the date of his or her death or until the expiration of the stated term of such Award, whichever period is shorter; and provided further, that the Committee may, in its discretion specifically provide, either in any agreement providing for an Award or in any employment contract or any other agreement approved by the Committee for the acceleration of the vesting and/or right of exercise under an Award held by a Participant immediately prior to the time of termination of employment or service as a director by reason of his or her Disability. Subject to the provisions of Section 8(d), any right of exercise under an Award held by the Participant that, after termination by reason of Participant’s Disability is not then vested and exercisable, or under this Section 10(c) becomes vested and exercisable, shall be terminated and extinguished.

(d) Other Termination. Subject to Section 6(j) and Section 13, if a Participant’s employment by the Company or any Subsidiary is terminated for any reason other than retirement, death, Disability or a Change of Control, or due to a Termination for Cause (as hereafter defined), any Award held by the Participant immediately prior to the date of his or her termination shall be exercisable, to the extent otherwise then exercisable, for the lesser period of three (3) months from the date of such termination or the balance of the term of the Award, and any right of exercise under any Award held by a Participant immediately prior to the time of his or her termination that is not vested immediately after such date of termination, shall be terminated and extinguished; provided, however, that (i) the Committee, in its discretion may specifically provide that, for Awards held prior to termination, vesting and/or exercise may be accelerated at or prior to the time of termination, for a period which may not exceed the original term of such Award, either in any agreement providing for an Award, or in any employment contract or any other agreement approved by the Committee; provided that any such acceleration of vesting or exercise which affects Awards granted to Non-Employee Directors or to “covered employees” (as defined in Code Section 162(m)) shall be confined to acceleration related to the Non-Employee Directors’ and “covered employees’” death, Disability, retirement as a director or termination of employment upon retirement, or related to a Change of Control, and (ii) upon termination of employment upon retirement, if the Participant continues to serve, or commences serving, as a director of the Company, then in such event any Awards may continue to be held by the Participant under the original terms thereof, with such modifications as the Committee may determine in its discretion, with any Incentive Stock Options held by such Participant to henceforth be treated as Nonqualified Stock Options. No change shall be made under the foregoing provision, however, that would cause an Award intended to qualify as a performance-based Award under Section 162(m) to fail to so qualify. In the case of a Termination for Cause of a Participant, all outstanding Awards to such Participant shall be immediately cancelled and terminated. “Termination for Cause” means, unless otherwise provided in an Award agreement, termination of employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Subsidiary, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

(e) General Provisions. Unless otherwise specifically provided herein, the Committee shall have the following discretion regarding the treatment of outstanding Stock Options upon termination of employment:

(i) Any Stock Option outstanding at the time of a Participant’s retirement, termination of employment, Disability or death shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the documents evidencing the grant of any Stock Option or in an employment or other agreement with such Participant, provided that no Stock Option shall be exercisable more than ten (10) years from the date of grant of the Original Option;

(ii) The Committee shall have complete discretion, exercisable either at the time a Stock Option is granted or any time while the Stock Option remains outstanding, to extend the period of time for which the Stock Option is to remain exercisable following a Participant’s termination of employment from the limited exercise period otherwise in effect for that Stock Option to such greater period of time as the Committee shall deem appropriate, but in no event to a date which is more than ten (10) years from the date of grant of the Original Option or the Original Option’s term, if less; and

(iii) The Committee shall have the complete discretion to permit a Stock Option to be exercised following a Participant’s retirement, termination of employment, Disability or death not only with respect to the number of Stock Options which are then fully vested but also with respect to one or more additional installments as to which the Participant would have vested had the Participant continued in the Company’s employment.

11.	TRANSFERABILITY OF AWARDS.

(a) No Incentive Stock Option under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Incentive Stock Option by the assignee. During the lifetime of a Participant, Incentive Stock Options are exercisable only by, and settlements of Incentive Stock Options are to be made to, such Participant or his or her legal representative.

(b) The Committee may, in its discretion, authorize all or a portion of any Awards (other than Incentive Stock Options) to be on terms which permit transfer by the Participant to (i) the Immediate Family Members of the Participant, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a charitable trust or trusts created or controlled by the Participant, or (iv) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the transfer must be approved by the Committee in a manner consistent with this Section, and (z) subsequent transfers of transferred Awards shall be prohibited except to a transferee to whom the Participant could have transferred the Award pursuant to this Section 11 or by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Award by the assignee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided however, that the transferee shall be entitled to exercise the Award to the same extent as the Participant would be so entitled. The events of termination of employment of Section 10 hereof shall continue to be interpreted by application with respect to the original Participant, following which events the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in Section 10.

12.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, Common Stock, preferred or prior preference stocks ahead of or affecting the Company’s Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the outstanding Common Stock as a class, the Board shall make such substitutions or adjustments to outstanding Awards as it deems appropriate and equitable. In its discretion, such adjustments may include, without limitation, such proportionate adjustments that it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Common Stock or class of shares reserved for issuance under the Plan, (ii) the maximum number of shares of Common Stock or class of shares which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock or class of shares covered by each outstanding Award, and (iv) the price per share in respect of the outstanding Awards. Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Common Stock for which Awards may be granted under the Plan solely to reflect the changes, if any, of the capitalization of the Company or a Subsidiary. The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

(c) Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 12 of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 12 of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) the Committee shall not have the authority to make any adjustments pursuant to this Section 12 of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

13.	CHANGE OF CONTROL.

(a) In the event of a Change of Control (as defined in Paragraph (b) below) of the Company, and except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control or in a Participant’s Award:

(i) All Stock Options or Stock Appreciation Rights then outstanding shall become fully vested and exercisable as of the date of the Change of Control; and

(ii) All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change of Control;

provided that unless otherwise expressly permitted in an employment agreement or other agreement between a Participant and the Company, any Award which has been outstanding less than one (1) year on the date of the Change of Control shall not be afforded such treatment.

(b) A “Change of Control” shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers or directors, or a benefit plan or trust established by the Company for its employees:

(i) Any person or group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which forty percent (40%) or more of the total number of votes for the election of the Board may be cast;

(ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board; or

(iii) The Company either ceases to be an independent publicly owned corporation or sells or otherwise disposes of all or substantially all the assets of the Company.

(c) Notwithstanding any provision of the Plan to the contrary, in the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation (collectively, the “Transaction”), unless otherwise expressly provided (by express reference to this Section 13(c)) in the terms of a Stock Option, after the public announcement of the Transaction, the Committee may, in its sole discretion, direct the Company to deliver a written notice (“Cancellation Notice”) to any Participant holding a Stock Option, canceling the unexercised vested portion (including the portion which becomes vested by reason of acceleration), if any, of such Stock Option, effective on the date specified in the Cancellation Notice (“Cancellation Date”). Notwithstanding the foregoing, the Cancellation Date may not be earlier than the last to occur of (i) the 15th day following delivery of the Cancellation Notice, and (ii) the 60th day prior to the proposed date for the consummation of the Transaction (“Proposed Date”). Without limitation, the Cancellation Notice will provide that, unless the Participant elects in writing to waive, in whole or in part, a Conditional Exercise, that the exercise of the Stock Option will be a Conditional Exercise. A “Conditional Exercise” shall mean that in the event the Transaction does not occur within 180 days of the Proposed Date, the exercising Participant shall be refunded any amounts paid to exercise such Participant’s Stock Option, such Stock Option will be reissued, and the purported exercise of such Stock Option shall be null and void ab intitio, provided, that, if the Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

(d) Unless otherwise expressly provided in an Award, in the event of a Change in Control, in the sole discretion of the Committee, the value of some or all Awards may be cashed out on the basis of the Change in

Control Price (as defined below), at any time during the 60 day period immediately preceding any bona fide transaction related to a Change in Control; provided, further, that if a date prior to such occurrence is selected for a cash out, any subsequent increase in the Change in Control Price will be paid to each Participant on the date of such occurrence, or as soon thereafter as reasonably possible. “Change in Control Price” means the higher of (i) the highest price per share of Common Stock paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or (ii) the highest price per share paid in any bona fide transaction related to a Change in Control, at any time during the 60 day period immediately preceding such occurrence with such occurrence date to be determined by the Committee.

14.	AMENDMENT AND TERMINATION.

(a) Amendments Without Shareholder Approval. Except as set forth in Sections 14(b) and 14(c) below, the Board may, without further approval of the shareholders, at any time amend, alter, discontinue or terminate this Plan, in such respects as the Board may deem advisable.

(b) Amendments Requiring Shareholder Approval. Except as set forth in Section 14(c) below, subject to changes in law or other legal requirements (including any change in the provisions of the Code and accompanying regulations that would permit otherwise), the Board must obtain approval of the shareholders to make any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 of the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits to Participant, (iii) be required to be approved by the shareholders under any law, rule or regulation or any rules for listed companies promulgated by any national stock exchange on which the Company’s Common Stock is traded, (iv) allow the creation of additional types of Awards under the Plan, (v) result in the repricing of Awards issued under the Plan by lowering the exercise price of a previously granted Award, or by cancellation of outstanding Awards with subsequent replacement, or by regranting Awards with lower exercise prices, (vi) materially extend the term of the Plan, or (vii) increase the annual maximum number of shares of Common Stock covered by Awards to any Participant who is subject to the limitations of Code Section 162(m).

(c) Prohibited Amendments. Notwithstanding Sections 14(a) and 14(b), under no circumstances may the Board or Committee (i) amend, alter, discontinue or terminate the requirements set forth in Sections 6(b), 6(c), 6(i) or 6(j) with respect to Incentive Stock Options unless (a) such modifications are made to comply with changes in the tax laws, or (b) the Plan is completely terminated, or (ii) make any amendment, alteration or modification to the Plan that would impair the vested rights of a Participant under any Award theretofore granted under this Plan.

15.	MISCELLANEOUS MATTERS.

(a) Tax Withholding. As a condition to the exercise of Nonqualified Stock Options or Stock Appreciation Rights or the lapse of restrictions or vesting or delivery of Restricted Stock, an employee of the Company is required, and the Company may in its sole discretion require any other Participant that it deems advisable, to pay the Company the full amount of any federal, state, local or foreign taxes of any kind required by law to be withheld (at the minimum required level) with respect to such Awards no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation, provided that the Company may also withhold any such amounts through payroll deductions and/or the acceptance or retention of shares of Common Stock otherwise issuable under any such Awards. Unless otherwise determined by the Company, withholding obligations may be settled with shares of Common Stock, including shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any vested shares of Common Stock or any other payment due to the

Participant at that time or at any future time. The Company may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with shares of Common Stock.

(b) No Right to Employment or Service. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue employment with or providing services to or on behalf of the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of any Participant at any time, with or without cause.

(c) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

(d) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee, in its sole discretion, shall determine.

(e) Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Committee, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(i) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.

(ii) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(iii) Any distribution of a 409A Award following a termination of employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.

(iv) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(v) In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

(g) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

(h) Effective Date. This Plan, originally having been approved by the Committee and the Board on March 23, 2005, and approved by the Company’s shareholders on May 10, 2005, was originally effective as of May 11, 2005. Plan Amendment Nos. 1, 2, and 3 dated May 9, 2006, February 19, 2007, and May 8, 2007, respectively, were incorporated into the First Amended and Restated Plan dated November 4, 2008, which First Amended and Restated Plan was further amended by amendments thereto dated April 1, 2009 (Amendment No. 1), May 12, 2009 (Amendment No. 2), May 11, 2010 (Amendment No. 3), May 10, 2011 (Amendment No. 4), May 2, 2012 (Amendment No.5), February 13, 2012 (Amendment No. 6) and May 8, 2012 (Amendment No. 7). This Second Amended and Restated Plan, having been approved by the Committee on March 26, 2013 (as delegated to the Committee by the Board on February 12, 2013), shall have an effective date of February 12, 2013 upon approval by the Company’s shareholders.

SWIFT ENERGY COMPANY, a Texas corporation

/s/ Clyde W. Smith, Jr.
Clyde W. Smith, Jr. Chairman, Compensation Committee

SWIFT ENERGY COMPANY 16825 NORTHCHASE DRIVE SUITE 400 HOSTON, TX 77060

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — –
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Greg Matiuk	02 Bruce H. Vincent

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2	To approve the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “Amended 2005 Plan”), including (i) the increase in the number of shares of common stock that may be issued and (ii) changes to the performance measures under the Amended 2005 Plan as contemplated by Internal Revenue Code Section 162(m).							☐	☐	☐

3	To conduct a non-binding advisory vote to approve the compensation of Swift Energy’s named executive officers as presented in the proxy statement.							☐	☐	☐

4	To ratify the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2013.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				Yes	No	☐
Please indicate if you plan to attend this meeting				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

0000173141_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com.

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SWIFT ENERGY COMPANY

Annual Meeting of Shareholders

May 21, 2013, 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SWIFT ENERGY COMPANY that the shareholder(s) are entitled to vote at the Annual Meeting of shareholders to be held at 03:00 PM, CDT on 5/21/2013, at the Hilton Houston North, 12400 Greenspoint Drive Houston, Texas 77060, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

    Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000173141_2    R1.0.0.51160